CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]) IN THIS EXHIBIT, HAS BEEN OMITTED BECAUSE THE INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDED AND RESTATED
MASTER LAND AND BUILDING LEASE AGREEMENT

MARCH 12, 2021

LANDLORD:
MDC COAST HI 1, LLC,
a Delaware limited liability company

TENANT:
PAR HAWAII, LLC,
a Delaware limited liability company

Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3

AMENDED AND RESTATED
MASTER LAND AND BUILDING LEASE AGREEMENT
TABLE OF CONTENTS

1. DEFINITIONS	1
2. MASTER LEASE / CONDITION OF THE PREMISES	4
3. TERM	5
4. BASE MONTHLY RENT	7
5. INTENTIONALLY OMITTED	9
6. INTENTIONALLY OMITTED	9
7. INTENTIONALLY OMITTED	9
8. USE OF THE PREMISES	9
9. PROPERTY TAXES, OTHER CHARGES, ASSESSMENTS AND UTILITIES	9
10. FURNITURE, FIXTURES AND EQUIPMENT	13
11. MAINTENANCE AND REPAIRS OF THE PREMISES; COMPLIANCE	14
12. ALTERATIONS AND IMPROVEMENTS	15
13. INDEMNITY AND INSURANCE	16
14. PARTIAL AND TOTAL DESTRUCTION OF THE PREMISES	21
15. CONDEMNATION	22
16. ASSIGNMENT AND SUBLETTING	24
17. DEFAULT AND TERMINATION	27
18. RIGHT OF ENTRY	32
19. WAVER AND BREACH	33
20. NOTICES	33
21. RELATIONSHIP OF THE PARTIES	34
22. SUBORDINATION, ATTORNMENT AND ESTOPPEL	34
23. TENANT'S FINANCIAL STATEMENTS	36
24. ATTORNEYS' FEES	37
25. CONSENT	38
26. AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT	38
27. HAZARDOUS MATERIAL	39
28. GENERAL PROVISIONS	43
Exhibit “A” – Schedule of Leased Premises
Exhibit “B” – Memorandum of Lease
Exhibit “C” – ACH Automatic Payment Authorization
Exhibit “D” – Subordination, Non-disturbance and Attornment Agreement
Exhibit “E” – Tenant Estoppel Certificate
Exhibit “F” – Intentionally Omitted
Exhibit “G” – Environmental Reports
Exhibit “H” – Base Monthly Rent
Amended and Restated Master Lease - Par Petroleum - 22 Property
    (i)
10978268v3

AMENDED AND RESTATED
MASTER LAND AND BUILDING LEASE AGREEMENT
This Amended and Restated Master Land and Building Lease Agreement (“Lease”), dated for reference purposes only as of March 12, 2021, is made by and between MDC COAST HI 1, LLC, a Delaware limited liability company (“Landlord”), and PAR HAWAII, LLC, a Delaware limited liability company (“Tenant”, and together with Landlord, the “Parties”), and is joined in by PAR PETROLEUM, LLC, a Delaware limited liability company (“Guarantor”) for the purpose of granting its consent to the terms and conditions hereof, with reference to the recitals set forth below.
RECITALS
A.    Landlord and Tenant entered into (i) that certain Master Land and Building Lease Agreement dated February 23, 2021 (the “Master Lease”) for the twenty-one (21) certain real properties listed as items 1-20 and 22 on the “Schedule of Leased Premises,” attached hereto and incorporated herein as Exhibit “A” (the “Original Sites”); and (ii) that certain Master Land and Building Lease Agreement Addendum dated February 23, 2021 (the “Master Lease Addendum”).
B.    As contemplated by the Master Lease, Landlord has now acquired the real property commonly known as 4261 Puhi Rd. (the “Additional Site”), as listed as item #21 on the Schedule of Leased Premises.
C.    Landlord is the owner of the Original Sites and the Additional Site, together with certain improvements located thereon (including without limitation, to the extent owned by Tenant, the gasoline canopy and structure and built-in refrigeration equipment and walk-in coolers) and appurtenances thereunto belonging (but excluding any existing or future mineral estates, including all oil, gas and other minerals on, in, under or that may be produced from or about the real property), as further identified on the “Schedule of Leased Premises,” attached hereto and incorporated herein as Exhibit “A.” The term “Premises” as used in this Lease shall mean all of the real properties identified on the Schedule of Leased Premises.
D.    This Lease constitutes a single master lease of all, but not less than all, of the Premises.
E.    Landlord and Tenant hereby desire to amend and restate the Master Lease in its entirety to include the Additional Site as part of the Premises.
F.    Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord, pursuant to the provisions of this Lease.
1.    DEFINITIONS
The following terms, when used in this Lease, shall have the meaning set forth in this Article.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    1

1.1    Claim.
The term “Claim” shall mean any and all claims, action, suit, loss, cost, damage, expense and/or liability (including court costs and reasonable and documented out of pocket attorneys’ fees).
1.2    Environmental Laws.
The term “Environmental Laws” shall mean the applicable Laws relating to Hazardous Materials, air pollution, water pollution, noise control, waste release, species, habitat, environmental conditions, and/or transporting, storing, handling, release, discharge or disposal of Hazardous Material, including the following: the Clean Air Act; the Resource Conservation and Recovery Act, as amended by the Hazardous Waste and Solid Waste Amendments of 1984; the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; the Safe Drinking Water Act; the Hazardous Liquid Pipeline Safety Act; the Hazardous Materials Transportation Act; and the National Environmental Policy Act, in each case, as now exist and as may at any later time be adopted or amended from time to time.
1.3    HVAC.
The term “HVAC” means all heating, ventilating and air conditioning systems and equipment that are located on or serve the Premises.
1.4    Hazardous Material.
The term “Hazardous Material” means any substance, material, or waste which is toxic, ignitable, reactive, or corrosive and which is or becomes regulated as such by the United States Government or the local or state governmental authority that has jurisdiction over the Premises. The term “Hazardous Material” includes (i) any material or substance which is defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” or “hazardous material,” by any Law, (ii) oil and petroleum products and their by-products (including gasoline and diesel), pollutants, pollution, contaminants or contamination as those terms are commonly used or as defined or designated under any Environmental Law, (iii) asbestos, or asbestos-containing materials, (iv) any material or substance which is designated as a “hazardous substance” pursuant to the Federal Water Pollution Control Act, (v) all chemical, petroleum, or biological wastes, contaminants, emissions, discharges, or pollutants, whether hazardous or non-hazardous, liquid, solid or gaseous, and whether from any production, operation, maintenance, manufacturing, processing, storage, use or other activity, where such waste is regulated under federal, state, or local law which is designed to protect health, safety or the environment, (vi) any material or substance which is defined as a “hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act, or (vii) any material or substance which is defined as a “hazardous substance” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    2

1.5    Indemnify.
The term “Indemnify” includes indemnify, hold harmless, protect, and defend with counsel reasonably acceptable to the indemnified party.
1.6    Law.
The term “Law” means any applicable law, statute, ordinance, policy, common law, directive, demand, requirement, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal.
1.7    Lease Year.
The term “Lease Year” shall mean the first twelve (12) full calendar months after the Rent Commencement Date (as defined in Section 4.2) and each subsequent twelve (12) month period thereafter during the term and any extensions. If the Rent Commencement Date is a day other than the first day of a calendar month, then the first Lease Year also will include the partial month commencing on the Rent Commencement Date and ending on the last day of such calendar month.
1.8    Pollutants.
The term “Pollutants” means: (i) any Hazardous Materials arising out of Tenant’s past, present or future use or occupancy of the Premises, Tenant’s acts or omissions which include, but are not limited to, any Hazardous Materials transported to or from the Premises, used, stored, spilled, released, discharged, disposed or emitted by Tenant or its invitees; (ii) any Hazardous Materials released at, under, from, or to the Premises, including the migration of Hazardous Materials to or from the Premises, during or before the Term; and (iii) any Hazardous Materials present at, under, from or to the Premises as a result of, or relating to any condition or risk identified in the Phase I Environmental Site Assessments listed on Exhibit G attached hereto (collectively, the “Identified Risks”), except in all cases those relating to the actions of Landlord or Landlord’s employees, agents, contractors, subcontractors or persons action on Landlord’s behalf (“Landlord Party(ies)”). As used herein, Tenant includes Tenant’s employees, agents, successors, subtenants, assigns, contractors, subcontractors, or persons acting on behalf of Tenant.
1.9    Release.
The term “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Hazardous Material during the Term, except to the extent caused by a Landlord Party. Notwithstanding anything herein to the contrary, a Release of de minimis or non-reportable amounts of Hazardous Materials in the ordinary course of business or as expressly permitted by applicable Law shall not be an Event of Default hereunder, but nothing herein shall relieve Tenant of liability for such Releases except to the extent caused by a Landlord Party.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    3

1.10    Site.
The term “Site” or “Sites” means the real property and the improvements leased hereunder with respect to one or more, as the context requires, of the locations described on Exhibit A.
1.11    Storage Tank and Dispenser System.
The term “Storage Tank and Dispenser System” means a complex of one or more underground or aboveground storage tanks and their associated underground, above ground, and/or connected piping and related fuel dispensing, pumping, mechanical, control and detection equipment. Tenant is and shall remain and be the owner and operator of all Storage Tank and Dispenser Systems on the Premises, and, accordingly, is further deemed to be such for purposes of compliance with and liabilities arising from all applicable laws relating to such Storage Tank and Dispenser Systems as set forth in Article 27 hereof.
1.12    Trade Fixtures.
The term “Trade Fixtures” shall mean Tenant’s machinery and equipment that can be removed without doing material damage to the Premises (but excluding Utility Installations).
1.13    Utility Installations.
The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC, and plumbing for the buildings on the Premises.
2.    MASTER LEASE / CONDITION OF THE PREMISES
2.1    Master Lease.
Landlord and Tenant have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Premises, and that, except as specifically provided in this Lease, neither this Lease nor the duties, obligations or rights of Tenant may be allocated or otherwise divided among the Premises by Tenant, except as noted herein. Landlord and Tenant each further acknowledge and agree that each of Landlord and Tenant entered into this single master lease as part of the consideration for entering into the leasing transaction between the parties, and that the transaction would not have been consummated if there were to have been separate lease agreements for each of the Premises. Landlord and Tenant further acknowledge that the addition of the Additional Site to this Lease was a condition to Landlord acquiring the Premises and entering into this Lease, and as such does not make this instrument severable or enable the Tenant to otherwise terminate this Lease as any Additional Site or any other Site.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    4

2.2    Condition of the Premises.
Landlord leases to Tenant and Tenant leases from Landlord the Premises in their “AS IS, WHERE IS, WITH ALL FAULTS” condition with no representations or warranties whatsoever and on the terms and conditions set forth in this Lease. By affixing its initials below, Tenant acknowledges and agrees that: (i) immediately prior to the effectiveness of this Lease Tenant or an affiliate of Tenant owned and occupied the Premises; (ii) Tenant has knowledge of the Premises; (iii) in connection with entry into this Lease, no representations have been or are made by Landlord or relied upon by Tenant, or responsibility assumed by Landlord, with respect to the Premises (including, without limitation, the Storage Tank and Dispenser System) or their operations, or the condition or repair of the Premises, or as to any fact, circumstance, thing or condition which may affect or relate to the Premises, except as specifically set forth in this Lease; (iv) the Premises are leased in their “AS IS, WHERE IS, WITH ALL FAULTS” condition as of the Commencement Date; and (v) other than as specifically set forth in this Lease, Landlord shall have no obligation to alter, restore, improve, repair or develop the Premises, and further shall have no obligation to remove therefrom any items of personal property, or other trade fixtures or equipment which may be located at the Premises.

Tenant’s Initials
2.3    Encroachments/Unplotted Easements.
The surveys obtained by Landlord for the Premises disclose encroachments and unplottable easements (“Encroachments”). In consideration of, and in order to induce Landlord to purchase the Premises and lease it to Tenant, for the Term of this Lease, Tenant, its successors and assigns, hereby absolutely and unconditionally indemnify, agree to defend with counsel reasonably acceptable to Landlord, protect and hold harmless Landlord, its successors and assigns, from and against any and all claims, demands, losses, costs, obligations, liabilities, penalties and expenses, (including, without limitation, reasonable attorneys' fees and expert witness fees), incurred in connection with or arising at any time in relation to the Encroachments. Notwithstanding the foregoing, Landlord shall not require Tenant to remedy or cure the Encroachments unless required by a third party or Landlord suffers a material adverse effect for which indemnification is provided for herein.
3.    TERM
3.1    Primary Term.
The effective date with respect to each of the Original Sites shall be February 23, 2021 (the “Original Sites Commencement Date”) and the effective date with respect to the Additional Site shall be March 12, 2021 (the “Additional Site Commencement Date” and, together with the Original Sites Commencement Date, as applicable, the “Commencement Date”). Tenant acknowledges that Tenant possesses the Premises as of the Commencement Date. The primary term (“Primary Term”) of this Lease shall commence upon the Commencement Date. The expiration date (“Expiration Date”) of the Primary Term shall be
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    5

March 31, 2036. The “Term” of this Lease is the Primary Term as it may be extended in accordance with this Lease for any Extension Period. Except as otherwise expressly stated herein, the terms and conditions of this Lease shall remain in effect during any extension, renewal or holdover of the Primary Term. Concurrently with the recording of the deeds transferring ownership of the Premises to Landlord, the Memorandums of Lease substantially in the form of Exhibit “B,” attached hereto and incorporated herein, may be recorded by and at the expense of Tenant with respect to each of the Premises in each county in which a Site is located. If a Memorandum of Lease is not recorded at a particular Site at the foregoing time, then Landlord shall deliver to Tenant an executed, witnessed and notarized Memorandum of Lease for the particular Site promptly following a written request for same and Tenant at Tenant’s cost may have such Memorandum of Lease recorded in the county in which such Site is located.
3.2    Extension Period
As long as no Event of Default has occurred and is continuing at the expiration of the Term then in effect, then Tenant shall have four (4) consecutive options (each an “Extension Option”) to extend the term and continue this Lease in effect, for five (5) years each (with each such period with respect to each Extension Option exercised by Tenant in accordance with this Lease being referred to as the “Extension Period”). During each Extension Period, the terms and provisions of this Lease will continue in effect, except that the Base Monthly Rent during each Extension Period shall be as set forth in Section 4.3. Tenant may exercise each Extension Option only by giving unequivocal and unconditional notice to Landlord of Tenant’s exercise of such Extension Option at least nine (9) months prior to the expiration of the Term. If Tenant shall fail to give the notice within the aforesaid time limits, Tenant’s right to exercise its options shall nevertheless continue during said 9 month period until five (5) business days after Landlord shall have given Tenant notice of Landlord’s election to terminate such option (“Landlord’s Notice”), and Tenant may exercise such option at any time until the expiration of said five (5) business day period.  It is the intention of the parties to avoid forfeiture of Tenant’s rights to extend the Term under the options set forth in this Lease through inadvertent failure to give the extension notice within the time limits prescribed.  Accordingly, if Tenant shall fail to give an extension notice to Landlord for an Extension Period, and if Landlord shall fail to give Landlord’s Notice to Tenant, then until the expiration of five (5) business days following Landlord’s Notice, or until Tenant either exercises its option to extend or notifies Landlord that it does not intend to exercise said option to extend, subject to Section 3.3 below, the then current term shall be extended automatically from month to month upon all the terms and conditions then in effect, and in no event shall the term extend beyond the last date of the Extension Period.
3.3    Surrender of Premises; Holding Over.
On the last day or sooner termination of the Term of this Lease, Tenant shall quit and surrender the Premises, together with all alterations and Utility Installations, vacant and free of all tenancies (except those Landlord elects to assume) and any leasehold rights therein and in good condition and repair, normal wear and tear and casualty and condemnation excepted, broom clean, free of known violations, without regard to the condition of the Premises on the Commencement Date, and shall surrender all keys for the Premises to Landlord at the place then
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    6

fixed for the payment of rent and shall inform Landlord of all combinations of locks, safes, and vaults, if any, in the Premises. If Tenant does not do so, then after expiration of this Lease, Tenant will be a tenant at will upon the applicable conditions of this Lease. In such event the Base Monthly Rent payable shall be increased by fifty percent (50%) over the rent payable during the last full month of the Term. If the Premises are not surrendered by Tenant within thirty (30) days after the expiration or earlier termination of the Lease, Tenant shall Indemnify Landlord from and against all Claims resulting from the delay by Tenant in so surrendering the Premises, including without limitation, any Claims made by any succeeding occupant or purchaser founded on such delay. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. “Normal wear and tear” shall not include any loss of use that would have been prevented by good and customary maintenance practice.
4.    BASE MONTHLY RENT
4.1    Net-Net-Net Lease.
This is a net-net-net lease. It is the intention of Landlord and Tenant that the Base Monthly Rent (as defined below) and other sums and charges provided herein shall be absolutely net to Landlord. Except as otherwise specifically set forth in this Lease, Tenant shall pay, as additional rent (“Additional Rent”), all costs, charges, obligations, assessments, and expenses of every kind and nature against or relating to the Premises or the use, occupancy, operation, maintenance, or repair thereof, which may arise or become due during the Term hereof, whether or not now customary or within the contemplation of the parties hereto. Nothing in this is Lease shall require Tenant to pay or reimburse Landlord for the payment of or be liable for any of the following: (i) any internal or overhead costs of Landlord or allocation of same to this Lease for any purpose (including, without limitation, any allocation of salaries or other costs of Landlord’s employees); (ii) any conveyance, lease or other similar tax on or related to Landlord’s transaction involving this Lease or any Site, except for such taxes applicable to the conveyance of the Sites to Landlord on or around the date hereof, this Lease on or around the date hereof, or the initial conveyance and lease of all the Sites occurring as a result of an Event of Default hereunder; (iii) any undocumented costs incurred by Landlord with respect to this Lease, the Sites or the Tenant; (iv) any agreements entered into by Landlord with respect to this Lease, the Sites or the Tenant which the Tenant didn’t expressly consent to after the date of this Lease as required by this Lease; (v) any management, development, leasing, review or other similar oversight costs incurred by Landlord with respect to the Lease, the Sites or the Tenant unless directly related to an Event of Default by Tenant hereunder; (vi) any Claims relating to Hazardous Materials existing on, over or under the Premises or violations of Environmental Law to the extent caused by a Landlord Party; (vii) any Claims relating to violations of any Law to the extent caused by a Landlord Party; (viii) any costs and expenses related to any financing by Landlord involving this Lease or the Sites for any purpose and any related debt service, taxes or recording costs with respect to same; (ix) Landlord’s federal, state and local income taxes, other taxes on income or net worth, margin taxes, capital, estate, succession, inheritance, value added or transfer taxes of Landlord or similar taxes or charges or substitutes therefor with respect to any rent and other
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    7

amounts received by Landlord under this Lease (provided, however, if a rent tax is instituted in Hawaii Tenant shall be fully responsible for payment of any rent tax); (x) any Claims resulting from the gross negligence or wilful misconduct of a Landlord Party; (xi) any late fees, interest, penalties or similar costs related to delayed or delinquent payments for any purpose to the extent caused by Landlord not delivering payment details to Tenant with a reasonable amount of time to make timely payments; and (xii) the costs of any insurance held by Landlord with respect to this Lease, the Sites, or the transaction involving the foregoing unless expressly required hereunder. References to Sites or Premises herein shall mean all or any portion of any Site or Sites or Premises part of this Lease.
4.2    Base Monthly Rent.
Tenant shall pay to Landlord as base monthly rent (“Base Monthly Rent”) the applicable amounts set forth in Exhibit “H.”
Base Monthly Rent allocated to each of the Sites (“Individual Store Rents”) is listed on Exhibit “A.” The parties acknowledge and agree that the Individual Store Rents are included in Exhibit “A” solely for the convenience and use of the parties in making certain calculations as may be necessary from time to time pursuant to the provisions hereof. By way of example only, Base Monthly Rent payable hereunder following any of the following events will be adjusted by the respective Individual Store Rent(s): (i) termination of this Lease pursuant to the terms hereof as to certain (but not all) of the Sites; or (ii) of a conveyance by Landlord of Landlord’s interest in this Lease as to one or more of the Sites prior to expiration or termination hereof; or (iii) an assignment by Tenant of Tenant’s interest in this Lease as to one or more of the Sites pursuant to the terms hereof.
Notwithstanding anything contained in this Lease to the contrary, in no event shall the rental to be paid by Tenant hereunder ever be less than the amount payable by Tenant as Base Monthly Rent. Base Monthly Rent shall be payable by Tenant to Landlord in advance commencing on the Commencement Date (“Rent Commencement Date”) and on or before the first day of each calendar month thereafter, without prior notice, invoice, demand, deduction, or offset whatsoever. If the first day of the calendar month falls on a day which is a Saturday, Sunday, or a day which is, in the city and state in which Tenant is located, either a legal holiday or a day on which banking institutions are authorized by law to remain closed for the entire day, then Base Monthly Rent shall be payable on the next business day.
4.3    Base Monthly Rent during the Extension Periods.
In the event Tenant exercises its option(s) to extend the term of this Lease as set forth above, during the Extension Periods, Tenant shall pay Landlord the Base Monthly Rent for such Extension Period as set forth in Exhibit “H” which is a compilation of the Individual Store Rents and hence would be adjusted to reflect any additions or reductions in the Sites subject to this Lease.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    8

4.4    Rent.
All references to “rent” in this Lease shall mean, Base Monthly Rent, Additional Rent, and the other charges payable by Tenant to Landlord under this Lease. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks and payments thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. Base Monthly Rent and Additional Rent payable to Landlord pursuant to the terms hereof shall be paid via electronic transfer of funds (via wire transfer, or via ACH transfer by completion of the ACH Automatic Payment Authorization attached hereto as Exhibit “C”), or at Landlord’s option (upon thirty (30) days advance written notice to Tenant), by check paid to Landlord at the address to which notices to Landlord are given or to such other address as Landlord may designate in writing from time to time. Rent for any partial month shall be prorated based upon the actual number of days in the period subject to proration. Notwithstanding anything in this Lease to the contrary, Additional Rent and all other charges payable by Tenant to Landlord under this Lease, shall be paid by Tenant within thirty (30) days after Tenant’s receipt of written demand for payment together with reasonable documentation supporting that same is due and may be paid, at Tenant’s election, by check to Landlord at the address to which notices to Landlord are given or to such other address as Landlord may designate in writing from time to time. Except as expressly approved in a written separate document signed by Tenant, in no event shall Landlord debit any account of Tenant’s without written authorization from Tenant permitting same.
5.    INTENTIONALLY OMITTED
6.    INTENTIONALLY OMITTED
7.    INTENTIONALLY OMITTED
8.    USE OF THE PREMISES
Tenant shall use the Premises only for a convenience store with gasoline and refined fuel sales as such concepts exist now or in the future (together with ancillary commercial uses associated with such concepts, including, but not limited to the sale of liquor on the Premises pursuant to retail liquor license(s) issued by the applicable governmental authority and further provided Tenant obtains and maintains an endorsement for liquor liability on its general liability insurance) and such other uses as may be incidental thereto (“Use”) and no other uses without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord acknowledges that: (i) Tenant or an affiliate of Tenant owned the Premises prior to Landlord; (ii) to the extent the uses are in compliance with applicable Law and private recorded deed or other such restrictions, the uses prior to Landlord’s purchase of the Premises are hereby permitted; and (iii) to the extent the uses are in compliance with applicable Law and private recorded deed or other such restrictions, any use permitted under those existing leases/subleases at any of the Sites are also hereby permitted by Landlord. Tenant has satisfied itself, and represents to Landlord to the extent of its knowledge, that such Use is lawful and conforms to all applicable zoning and other use restrictions and regulations applicable to the Premises.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    9

9.    PROPERTY TAXES, OTHER CHARGES, ASSESSMENTS AND UTILITIES
9.1    Tenant’s Required Payments.
Effective on the Commencement Date, Tenant shall (i) subject to Tenant’s right to contest the such tax or other charge, pay directly to the taxing authority on or before delinquency and as Additional Rent, all Property Taxes and Other Charges (as such terms are defined herein) that accrue during or are otherwise allocable to the term of this Lease; and (ii) upon request, provide Landlord with reasonable evidence of payment thereof. Property Taxes and Other Charges together are referred to herein as “Taxes.”
9.1.1    “Property Taxes” shall mean all taxes, assessments, excises, levies, fees, and charges (and any tax, assessment, excise, levy, fee, or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed, or imposed on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises, including real, ad valorem, personal property, margin, franchise, commercial activity, and gross receipts taxes.
9.1.2    “Other Charges” shall mean all other taxes, assessments, excises, levies, fees, and charges (including common area maintenance charges, charges relating to the cost of providing services to the Sites as provided in this Lease, and charges relating to documents or instruments of record affecting or encumbering the Premises existing as of the date hereof or otherwise consented to by Tenant), whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed, or imposed upon, or reasonably attributable to (a) the Premises; (b) Tenant’s furniture, fixtures, equipment, or personal property located in the Premises, including the cost or value thereof; any leasehold improvements made in or to the Premises, regardless of whether title to such improvements is vested in Tenant or Landlord, including the cost or value thereof; (c) rent, including, if applicable, Property Taxes, Other Charges, insurance, and maintenance; (d) the possession, operation, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises; (e) any license fee, occupancy fee, tax based upon the collection of rent, or any other fees or taxes assessed or charged in connection with the rental under this Lease (but in no event any income, wealth or other such taxes); and (f) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Charges also include: (x) any so called rent tax in any form, but not Landlord’s income, franchise or other such tax on Landlord’s income generally (even though rent is included in Landlord’s income) ; and (y) any fees, charges, fines, costs, assessments, taxes, demands, orders, directives, or other requirements by any governmental agency
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    10

asserting jurisdiction, or under any Environmental Laws which arise from or relate to Tenant’s use of, or Tenant’s activities at, the Premises.
9.1.3    In addition to the foregoing, during the term of this Lease, Tenant shall timely perform all obligations of the owner of the Premises under, and pay all expenses which the owner of the Premises may be required to pay in accordance with any declarations, covenants, conditions and restrictions or reciprocal easement agreements or any other documents or instruments that are of record now and affect the Premises (or of record in the future if created or filed by or with the consent of Tenant, such consent not to be unreasonably withheld, conditioned or delayed) (referred to collectively herein as the “Title Instruments”); provided, however, Tenant need not pay any debt service on loans it is not a party to and Tenant need not pay any rent on any lease that is senior in priority to this Lease. Tenant promptly shall comply with all of the terms and provisions of all Title Instruments, including all insurance requirements, to the extent of the requirements set forth in Article 13 below, or as existed prior to the Commencement Date, or as mutually acceptable to the Parties.
Landlord and Tenant will not alter, modify, amend or terminate any Title Instruments, give any consent or approval thereunder, or enter into any new Title Instrument without, in each case, the prior written consent of Landlord and Tenant. Landlord shall promptly respond, in its reasonable prudent business judgment, to Tenant’s request to modify, amend or terminate any existing Title Instrument or enter into any new Title Instrument if same is necessary or beneficial to Tenant’s business operations, as determined by Tenant in its prudent business judgment.
9.2    Assessments.
If any assessment for a capital improvement made by a public or governmental authority shall be levied or assessed against the Premises, and the assessment is payable either in a lump sum or on an instalment basis, then Tenant shall have the right to elect the basis of payment; provided however, throughout the entire Term of this Lease, Tenant shall pay, as part of Property Taxes, all assessments that accrue or are otherwise allocable to the Term of this Lease.
9.3    Utility Payments.
Tenant shall promptly pay when due all charges for water, wastewater, gas, electricity, and all other utilities furnished to or used upon the Premises, including all charges for installation, termination, and relocations of such service requested by Tenant. Landlord, at its option, may require Tenant to promptly furnish Landlord with reasonable evidence of payment of such charges. Tenant hereby agrees to direct Tenant’s utility providers to provide Landlord or Landlord’s representative, data regarding the utilities consumed in the operation of the Premises (“Utility Data”), and shall execute any documents required by the utility providers in connection therewith. In addition, if requested by a Landlord Party, Tenant, at no material cost to Tenant, hereby agrees to provide such Landlord Party copies of Tenant’s utility bills and such other
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    11

Utility Data reasonably requested such Landlord Party for purposes of benchmarking, environmental performance labelling, energy management, and other related purposes.
9.4    Tenant’s Right to Contest Utility Charges, Contest Taxes and Seek Reduction of Assessed Valuation of the Premises.
Tenant, at Tenant’s sole cost and expense, shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any taxes or utility charges that are to be paid by Tenant; provided however, Tenant shall (i) Indemnify Landlord from all Claims that may directly result from or arise out of such contest (including Landlord’s actions pursuant to Section 9.5); (ii) take such action as is necessary to remove the effect of any lien which attached to any of the Premises or the improvements thereon due to such contest; and (iii) in the event of a final determination adverse to Tenant, prior to enforcement, foreclosure or sale, pay the amount involved together with all penalties, fines, interest, costs, and expenses which may have accrued. Tenant may use any means allowed by statute to protest Taxes or utility charges as defined in this Article 9 as long as Tenant performs all other obligations under this Lease (including this Section 9.4). If Tenant seeks a reduction or contests any Taxes or utility charges, the failure on Tenant’s part to pay the Taxes or utility charges shall not constitute a default as long as Tenant complies with the provisions of this Section.
9.5    Landlord Not Required to Join in Proceedings or Contest Brought by Tenant.
Landlord shall not be required to join in any proceeding or contest brought by Tenant; provided, however, if applicable law requires that any proceeding contest described in Section 9.4 be brought by or in the name of Landlord or the owner of the Premises, then Landlord shall join in the proceeding or contest or permit it to be brought in Landlord’s name as long as Landlord is required neither to bear any material cost, to bear any material risk nor to violate any law, rule or regulation. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.
9.6    Partial Lease Years and Adjustment of Taxes.
Property Taxes (and Other Charges, as may be applicable) payable by Tenant in accordance with the terms of this Lease shall be appropriately adjusted for any partial Lease Year. Upon the Expiration Date, Taxes which have accrued prior to the Expiration Date and are payable after the Expiration Date, shall be prorated and apportioned as of the Expiration Date based upon the actual number of days in the period subject to proration such that Tenant shall bear all expenses with respect to the Premises up through and including the Expiration Date. Any amount payable by Tenant shall be remitted to Landlord within thirty (30) days following the later of (i) the Expiration Date, or (ii) Tenant’s receipt of Landlord’s written demand for payment together with reasonable evidence supporting same. Any excess prepaid Taxes shall be refunded to Tenant by Landlord within ten (10) business days of the Expiration Date. Taxes which cannot be ascertained with certainty as of the Expiration Date shall be prorated on the basis of the parties’ reasonable estimates of such amount(s) and shall be the subject of a final
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    12

proration as soon thereafter as the precise amounts can be ascertained. The provisions of this paragraph shall survive the expiration or termination of this Lease.
9.7    Monthly Instalments of Property Taxes.
At Landlord’s option, after and during the continuance of an Event of Default, upon written notice to Tenant and without in any way limiting Tenant’s obligations under this Lease, Property Taxes shall be paid by Tenant as Additional Rent to Landlord in monthly instalments on the same day that Base Monthly Rent is due hereunder. Such monthly instalments shall be an estimated amount equal to one-twelfth (1/12) of the Property Taxes for the immediately preceding year, subject to adjustment when the actual amount of Property Taxes is determined. At such time as the actual amount of Property Taxes is determined, Landlord shall furnish to Tenant a statement indicating the actual amount of Property Taxes and the amount of any deficiency. Within thirty (30) days after Tenant receives such statement, Tenant shall pay to Landlord any deficiency due. In the event that Landlord has collected Property Taxes pursuant to this provision, then Landlord shall be obligated to timely pay such taxes in the amount collected to the applicable governmental authority prior to any delinquency. Any surplus paid by Tenant shall, at Tenant’s option, be credited against the next instalment(s) of Base Monthly Rent or Other Charges due from Tenant or be promptly refunded to Tenant forthwith.
9.8    Transfer Taxes on Lease.
If any governmental authority levies, assesses, and/or imposes on Landlord a transfer tax or similar tax or fee as a result of entering into this Lease, Tenant shall, at Landlord’s election in its sole discretion, either pay such tax directly to the governmental authority or pay the amount of such tax to Landlord, in which latter event Landlord shall pay such tax directly to the governmental authority.
10.    FURNITURE, FIXTURES AND EQUIPMENT
10.1    Furniture, Fixtures, and Equipment.
During the term Tenant may, at Tenant’s expense, place or install such furniture, Trade Fixtures, equipment, machinery, furnishings, face plates of signage and other articles of movable personal property (collectively, “Tenant’s Personal Property”) on the Premises as may be needed for the conduct of Tenant’s business. It is expressly understood that the term Tenant’s Personal Property as used herein shall in no event extend to Alterations (as defined below), equipment permanently affixed to the Premises (other than Trade Fixtures) and Utility Installations.
10.2    Landlord’s Waiver.
Tenant may finance Tenant’s Personal Property at any time and from time to time during the term of this Lease. Upon request of Tenant, Landlord shall execute and deliver to any lender a Landlord’s Waiver in such form as shall be reasonably acceptable to Landlord and Tenant’s
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    13

lender. Tenant may remove and/or replace Tenant’s Personal Property periodically during the term of this Lease.
10.3    Removal of Tenant’s Personal Property at Expiration of Lease.
At the expiration or earlier termination of this Lease, Tenant’s Personal Property may be removed at the option of Tenant. If Tenant does not so remove Tenant’s Personal Property, then at the expiration or earlier termination of this Lease, Landlord may require Tenant to remove Tenant’s Personal Property within a reasonable time following receipt of written notice from Landlord. In either case, Tenant immediately shall make such repairs and restoration of the Premises as may be necessary to repair any damage to the Premises that is related to or results from the removal of Tenant’s Personal Property. Any of Tenant’s Personal Property that is not so removed within a reasonable period (not to exceed ten business days) shall, at Landlord’s option, be deemed abandoned, and Landlord may cause such property to be removed from the Premises and disposed of, but Tenant shall promptly pay the reasonable cost of any such removal. The provisions of this paragraph shall survive the expiration or termination of this Lease.
10.4    Right to Affix Signs, Banners and Decals.
Tenant shall have the right (at Tenant’s sole cost and expense) to decorate the Premises and affix such signs, banners and decals customarily used in its business upon the windows, doors, interior and exterior walls (excluding the roof) of the Premises, and such sign panels or free-standing signs, as Tenant may deem appropriate and as authorized by any governmental authority having jurisdiction over the Premises and permitted by all applicable Law and Title Instruments (“Signage”). Upon the expiration or earlier termination of this Lease, Tenant shall remove such Signage within a reasonable time following receipt of written notice from Landlord provided, however, in no event may Tenant remove free-standing Signage (such as pole-mounted or monument signs) from the Premises unless Landlord notifies Tenant to do so. Any sign panels removed from any pylon sign structures shall be promptly replaced with blank sign panels so as to preserve the integrity of the applicable structure. Tenant promptly shall make such repairs and restoration of the Premises as are necessary to repair any damage to the Premises that results from removal of the Signage. Notwithstanding the foregoing, in no event shall Tenant knowingly exercise any rights under this Section 10.4 that may adversely affect any existing Signage rights benefiting the Premises (including any existing variance or legal-nonconforming Signage rights) without the prior written consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed).
10.5    No Landlord Lien.
It is expressly understood and agreed that Landlord shall have no contractual or statutory landlord’s lien or security interest of any kind applicable to Tenant’s furniture, fixtures, equipment, inventory, or other property located within the Premises, and Landlord hereby waives and relinquishes any such contractual or statutory landlord’s lien applicable to Tenant’s property located within the Premises. Landlord shall promptly execute documents reasonably acceptable
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    14

to Landlord and requested by Tenant confirming the waiver of any contractual or statutory landlord’s lien or security interest in Tenant’s property as noted above.
11.    MAINTENANCE AND REPAIRS OF THE PREMISES; COMPLIANCE
11.1    Obligation to Maintain the Premises.
During the term of this Lease, Tenant shall, at its own expense, keep and maintain the entire Premises in good order and repair, including, the interior, exterior, foundations, floors, walls, roof and structure of the building, Utility Installations, the sidewalks, curbs, trash enclosures, landscaping with sprinkler system (if installed), light standards, and parking areas which are a part of the Premises. Tenant shall make such repairs and replacements as may be necessary, regardless of whether the benefit of such repair or replacement extends beyond the term of this Lease. The Premises shall be returned to Landlord at the termination or expiration of this Lease in the condition noted in Section 3.3. Landlord hereby assigns to Tenant all building contractor, subcontractor, and manufacturer’s warranties and guarantees, if any, applicable to the Premises; and Landlord shall cooperate with Tenant at Tenant’s request and sole cost in any action to enforce such warranties and guarantees. In the event of damage or destruction of the Premises by fire or other casualty or by condemnation, the Parties’ obligations with respect to the repair of such damage or destruction and the condition of the Premises upon any resulting termination of this Lease shall be governed by Article 14 or 15, as applicable. Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, renovate, retrofit or maintain the Premises or any portion thereof.
11.2    Obligation to Keep the Premises Clear.
Tenant shall keep the Premises, all sidewalks adjacent to the Premises and loading area allocated for the use of Tenant, clean and free from rubbish and debris. Tenant shall store all trash and garbage within the Premises and arrange for regular pickup and cartage of such trash and garbage at Tenant’s expense.
11.3    Compliance.
Tenant, at Tenant’s sole expense, promptly shall comply with all Title Instruments and Laws that are in effect during the Term or any part of the term hereof, and regulate or apply to the use or maintenance by Tenant of the Premises, including the obligation at Tenant’s cost, to alter, maintain, repair, or restore the Premises (including access and accessible features) in compliance and conformity with all applicable Laws (taking into consideration any grandfathering provisions) relating to the condition, use, accessibility or occupancy of the Premises during the term (including any and all requirements as set forth in the Americans with Disabilities Act) and regardless of (i) whether such Laws require structural or non-structural improvements, (ii) whether the improvements were foreseen or unforeseen, and (iii) the period of time remaining in the term.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    15

12.    ALTERATIONS AND IMPROVEMENTS
12.1    Right to Make Alterations.
At all times during the term of this Lease, except as provided in this Lease, Tenant shall have the right to make alterations, additions and improvements (“Alterations”) to the interior or exterior of the Premises and parking areas adjacent to the Premises and Utility Installations. Nevertheless, the following shall not be made by Tenant without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed: Alterations and/or Utility Installations that (a) are expected to cost more than ONE HUNDRED THOUSAND DOLLARS ($100,000) per Site, and (b) are structural in nature, negatively impact parking, in any manner involve or impact the roofing system, or require a material variance, conditional use permit, or similar instrument from a governmental authority. Subject to any other provision of this Lease to the contrary, any Alterations or Utility Installations made or installed by Tenant shall remain upon the Premises and, at the expiration or earlier termination of this Lease, shall be surrendered with the Premises to Landlord. Alterations and Utility Installations shall be accomplished by Tenant in a good, expeditious, high quality and workmanlike manner, in conformity with applicable Laws, and Title Instruments, and by a licensed contractor. Prior to commencement of any Alterations or Utility Installations, Tenant shall provide to Landlord copies of documents as shall reasonably be requested by Landlord, including permits and governmental approvals, architectural plans and manufacturer specifications. Within reasonably period of time after receipt of a written request from Landlord, following completion of any Alterations, Tenant shall provide to Landlord final “as-built” plans, copies of all construction contracts, inspection reports, proof of payment of all labor and materials (including, final unconditional lien waivers from the general contractor and all subcontractors), and such other documentation as reasonably may be requested by Landlord and previously obtained by Tenant (including digital photographs documenting the progress and completion of the Alterations, and if such Alterations change the footprint of the building, a survey of the Premises prepared by a licensed surveyor or civil engineer, certified to Landlord and Tenant, and conforming to the performed to the 2016 Minimum Standard Detail Requirements minimum requirements for ALTA/ NSPS land title surveys). Tenant shall pay when due all claims for such labor and materials (subject to Tenant’s right to dispute same) and shall use good faith reasonable efforts to give Landlord at least ten (10) days’ prior written notice of the commencement of any Alterations or Utility Installations. Upon reasonable prior notice Landlord may enter upon the Premises, in such case, for the purpose of posting appropriate notices, including, but not limited to, notices of non-responsibility.
12.2    Tenant Shall Not Render Premises Liable For Any Lien.
Tenant shall have no right, authority, or power to bind Landlord, or any interest of Landlord in the Premises, nor to render the Premises liable for any lien or right of lien for the payment of any claim for labor, material, or for any charge or expense incurred to maintain, to repair, or to make Alterations to the Premises. Tenant shall in no way be considered the agent of Landlord in the construction, erection, modification, repair, or alteration of the Premises. Notwithstanding the above, Tenant shall have the right to contest the legality or validity of any
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    16

lien or claim filed against any of the Premises. No contest shall be carried on or maintained by Tenant after the time limits in the sale notice of the Premises for any such lien or claim unless Tenant, to Landlord’s satisfaction, (i) shall have duly paid the amount involved under protest; (ii) shall have procured and recorded a lien release bond that effectively releases such lien or Claim; or (iii) shall have procured a stay of all proceedings to enforce collection. Upon a final adverse determination of any contest, Tenant shall promptly pay and discharge the amount of the lien or claim determined to be due, together with any penalties, fines, interest, cost, and expense which may have accrued, and shall provide proof of payment to Landlord.
13.    INDEMNITY AND INSURANCE
13.1    Indemnification.

[***]
13.2    Insurance Company Requirement.
Insurance required by this Lease shall be issued by companies holding a general policyholder’s rating of A-VIII or better as set forth in the most current issue of Best’s Insurance Guide and authorized to do business in the state in which the Premises are located. If this publication is discontinued, then another insurance rating guide or service generally recognized as authoritative shall be substituted by Landlord.
13.3    Insurance Certificate Requirements.
13.3.1    Promptly upon request Tenant shall deliver to Landlord or Landlord’s designee evidence of the existence and amounts of the insurance with additional insured endorsements and loss payable clauses as required herein. Tenant shall deliver to Landlord or Landlord’s designee the then most current versions of an ACORD 25 Certificate of Liability Insurance in connection with Tenant’s liability policy(ies) and an ACORD 28 Evidence of Commercial Property Insurance in connection with Tenant’s property policy(ies) (together, the “ACORD Forms”), such ACORD Forms to be delivered to Landlord or Landlord’s designee, together with a copy of the additional insured endorsement set forth in Section 13.5 below annually, or upon request. In the event Tenant delivers ACORD Forms or procures policies that set forth an entity other than Tenant as the “insured” (“Insured Party”) under the applicable policy(ies), Tenant hereunder represents and agrees that (i) the Insured Party is an affiliate of Tenant and has an insurable interest in Tenant and the Premises, (ii) Tenant has the right to bind the Insured Party and (iii) the Insured Party automatically shall be joined in this Lease for the purposes of being bound by the provisions of Articles 13 and 14. To the extent Tenant delivers ACORD Forms to Landlord that indicate a variance between the requirements of this Article 13 and the policy provisions and coverages maintained by Tenant, under no circumstances shall Landlord’s acceptance of such ACORD Forms ever be deemed to constitute a waiver by Landlord of the express requirements set forth
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    17

herein. Within ten (10) business days following Landlord’s request (or as promptly as practicable under the circumstances), Tenant shall deliver to Landlord the aforementioned certificates of insurance. Notwithstanding anything herein to the contrary, Tenant shall not be in default hereunder for failure to deliver insurance information unless such failure continues for ten (10) business days following Landlord’s written request for same. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to any insurance coverage, shall be deemed to limit or restrict in any way the liability of Tenant arising under or out of this Lease.
13.3.2    Insurance required by this Lease may be carried under blanket policies provided that any such blanket policy: (a) otherwise complies with the requirements for insurance set forth in this Lease; and (b) except in the case of Liability Insurance, specifies how much coverage, and which sub-limits, apply exclusively to the Premises. Such allocated coverage shall equal or exceed the insurance requirements set forth in this Lease.
13.4    Minimum Acceptable Insurance Coverage Requirements.
13.4.1    Tenant shall, at Tenant’s expense, obtain and keep in full force during the term of this Lease a policy of combined single limit bodily injury and property damage insurance written on an occurrence basis insuring Tenant against any liability arising out of ownership, use, occupancy or maintenance of the Premises and all of its appurtenant areas. The policy shall provide blanket contractual liability coverage and shall include an endorsement for liquor liability in the event alcoholic beverages are being sold on the Premises. The insurance shall be in an amount not less than FOUR MILLION DOLLARS ($4,000,000) per occurrence. The insurance to be maintained by Tenant pursuant to this Section 13.4.1 may be procured in any combination of primary, umbrella and/or excess coverage (as long as the umbrella and/or excess policies are at least as broad as the primary policies), but in all events shall be primary and not contributory to any other insurance maintained by Landlord, it being expressly understood and agreed that any policy(ies) maintained by Landlord are solely for its own benefit (and not for the benefit of Tenant), and under no circumstances shall any such policy(ies) ever be deemed to be other insurance covering loss or damage otherwise the responsibility of Tenant pursuant to the terms hereof. In no event shall the limits of insurance maintained by Tenant limit any liability of Tenant under this Lease.
13.4.2    Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a “Special Form” policy of property insurance covering loss or damage to the Premises, including signage, lighting and other exterior fixtures. The insurance shall be in an amount not less than the full replacement cost of the building(s) (less slab, foundation, supports and other customarily excluded improvements) which replacement value shall be commercially reasonable
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    18

(Landlord acknowledges that Tenant’s current replacement values are acceptable). The policy shall: (1) contain only standard printed exclusions; (2) contain no coinsurance clause (unless approved in advance by Landlord); (3) include an agreed value endorsement; and (4) include an ordinance or law coverage endorsement covering loss to the undamaged portion of the building, demolition costs and increased cost of construction resulting from changes in laws or codes. In no event shall any deductible payable in connection with such policy exceed $500,000 (unless approved in advance by Landlord, such approval not to be unreasonably withheld). All proceeds from property insurance policy(ies) covering the Premises shall be utilized solely for restoration and repair of the Premises in compliance with Tenant’s obligations set forth in this Lease (including as set forth in Article 14).
13.4.3    Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease an environmental policy insuring against and satisfying Tenant’s minimum statutory obligations and liabilities under the Environmental Laws of the State in which the Premises is located but in no event less than the insurance coverage described in a Certificate of Liability Insurance (adding Storage Tank Liability and Pollution Liability coverage) provided to Landlord dated February 4, 2021 from Lockton Companies, Policy # IRONTX009037361 and #001790907. Tenant shall name Landlord as an additional insured on such policies.
13.4.4    Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease such insurance coverages as Tenant shall deem reasonable or necessary to insure Tenant’s Personal Property.
13.4.5    If the Premises is located in Special Flood Hazard Area as defined by the Federal Emergency Management Agency (FEMA), Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of insurance covering loss or damage due to flood with respect to the Premises with such coverages and deductibles as commercially reasonable and available to obtain but in no event higher than what is in effect on the date hereof.
13.4.6    Intentionally Omitted.
13.4.7    Intentionally Omitted.
13.4.8    Tenant shall also obtain and keep in force during the term of this Lease a worker’s compensation policy and Employer’s Liability policy insuring against and satisfying Tenant’s minimum statutory obligations and liabilities under the worker’s compensation laws of the state in which the Premises is located.
13.4.9    Intentionally Omitted.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    19

13.5    Additional Insureds; Loss Payee.
Tenant shall name as additional insureds (by way of a CG 20 26 11 85 endorsement (without modification) or equivalent endorsement), on all liability policies, the following parties:
LANDLORD, TOGETHER WITH REALTY INCOME CORPORATION, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUBSIDIARIES, AFFILIATES, SUCCESSOR(S) AND ASSIGN(S).
Tenant shall cause any and all contractors performing work on the Premises for or on behalf of Tenant to maintain commercial general liability insurance with limits of coverage commensurate with the scope of work being performed, and naming both Tenant and Landlord as additional insureds thereunder by way of a CG 2038 04 13 endorsement (or equivalent endorsement).
Tenant shall name Landlord as loss payee by way of a Lender’s Loss Payable Provisions endorsement (ISO Form CP 12 18 06 95) without modification (or equivalent endorsement) on all property policies insuring the Premises.
13.6    Mortgage Endorsement.
At Landlord’s option and upon written request, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in the property with loss payable to such holder or holders as their interests may appear.
13.7    Renewals, Lapses or Deficiencies.
Tenant shall, on or before the Commencement Date, and thereafter, prior to the expiration of such policies, furnish Landlord with the ACORD Forms evidencing its compliance with this Article 13. Should Tenant fail to timely deliver to Landlord the ACORD Forms, or in the event of a lapse or deficiency of any insurance coverage specified herein for any reason and provided that such failure continues for two (2) business days after Tenant’s receipt of written notice from Landlord advising as to such failure, Landlord (without the need for any further notice or cure period) may immediately procure and replace the deficient insurance coverage with a policy of insurance covering the Premises of the type and in the limits set forth above. Upon written notice from Landlord of the placement of insurance, Tenant shall immediately pay to Landlord, as Additional Rent, an amount equal to (i) the total cost of premiums and expense of such insurance placement plus (ii) actual and reasonable handling fees plus (iii) an administrative fee of the lesser of (i) $500, or (ii) five percent (5%) of the cost of the premiums for such insurance (which Landlord and Tenant agree is a reasonable sum to compensate Landlord for accounting and administrative expenses incurred by Landlord). Tenant shall be responsible for payment of any deductible or self-insured retention maintained under policies procured by Landlord pursuant to this Section 13.7. Tenant shall not knowingly do or permit to be done anything which shall invalidate the insurance policies. If Tenant does or permits to be done anything which shall increase the cost of the insurance policies, then upon Landlord’s demand Tenant shall
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    20

immediately pay to Landlord, as Additional Rent, an amount equal to the additional premiums attributable to any acts or omissions or operations of Tenant causing the increase in the cost of insurance.
13.8    Waiver of Subrogation.
Except to the extent of Landlord’s gross negligence or wilful misconduct, Tenant hereby waives and releases any and all right of recovery against Landlord, including, without limitation, employees and agents, arising during the term of the Lease for any and all loss (including, without limitation, loss of rental) or damage to property located within or constituting a part of the Premises. This waiver is in addition to any other waiver or release contained in this Lease. Tenant shall have its insurance policies issued in such form as to waive any right of subrogation that might otherwise exist, and shall provide written evidence thereof to Landlord upon written request.
14.    PARTIAL AND TOTAL DESTRUCTION OF THE PREMISES
14.1    Damage or Destruction of the Premises.
In the event any part or all of the Premises shall at any time during the term of this Lease be damaged or destroyed, regardless of cause, Tenant shall give prompt notice to Landlord. Tenant shall, as soon as circumstances permit, repair and restore the Premises to its original condition (including buildings and all other improvements on the Premises, and with any and all modifications as may be necessary to meet code compliance). Landlord’s consent to the contractor and proposed materials to be used, as well as labor and materials warranty(ies) to be issued (such consent by Landlord not to be unreasonably withheld, conditioned or delayed). Tenant shall Indemnify Landlord from any and all Claims resulting from such damage or destruction, and such repairs and restoration. Tenant shall use the net proceeds of property insurance maintained by Tenant for purposes of discharging its restoration and repair obligations under this Section 14.1, subject to Landlord's commercially reasonable construction draw terms and conditions relating to such proceeds. Tenant, and not Landlord, shall be responsible for paying for any cost of repairs and restoration in excess of the proceeds available from insurance policies procured by Tenant. The risk of loss or of decrease in the enjoyment and beneficial use of the Premises as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, is assumed by Tenant, and no such event shall entitle Tenant to any abatement of rent. Tenant is not entitled to any rent abatement during or resulting from any disturbance from partial or total destruction of the Premises. Notwithstanding anything herein to the contrary, Landlord shall make the insurance proceeds that Landlord receives, if any, related to such casualty from the insurance policies required by this Lease available to Tenant for purposes of Tenant discharging its restoration and repair obligations under this Section 14.1.
Notwithstanding anything contained herein to the contrary, in lieu of undertaking its repair and restoration obligations as set forth in Section 14.1 above, Tenant may terminate this Lease as to the Damaged Property (as defined below) upon giving written notice to Landlord within thirty (30) days following the date upon which the Damaged Property is damaged or destroyed, provided: (i) such damage or destruction occurs within the last two (2) years of the
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    21

Primary Term or any extension thereof; (ii) the Damaged Property is totally or substantially damaged or destroyed (as defined below); and (iii) Tenant is not then in Material Event of Default beyond applicable notice and cure periods; and (iv) Tenant pays over to Landlord a sum equal to the full replacement cost of the improvements less any insurance proceeds to be received hereunder. As used herein, the phrase “substantially damaged or destroyed” shall mean that the restoration or repair cost as estimated by at least two (2) reputable general contractors properly licensed in the State in which the “Damaged Property” is located and reasonably acceptable to and approved by Landlord, exceeds fifty percent (50%) of the replacement value of the improvements immediately prior to such damage or destruction.
Notwithstanding the foregoing or anything contained in this Lease to the contrary, Tenant immediately and irrevocably assigns to Landlord, all right, title and interest it has in and to the entirety of the insurance proceeds “Insurance Proceeds”) payable in connection with the loss. In the event Tenant is in default or breach of the Lease at the time of the casualty, or in the event this Lease is terminated as to the Damaged Property following a casualty pursuant to the terms of this Section 14.1 or otherwise, Landlord, as assignee and as attorney-in-fact for Tenant, shall have the right to collect the Insurance Proceeds and apply same toward Tenant’s obligations under this Lease. Notwithstanding the foregoing, if Tenant terminates the Lease with respect to the Premises pursuant to this Section, Landlord may, at its option, require Tenant to raze and remove any or all of the buildings and improvements located on the Damaged Property, in which case proceeds of applicable insurance shall be made available to Tenant with respect to such demolition.
The Lease will terminate as to the Damaged Property effective on the date Landlord receives the total sum due pursuant to this Section 14.1. Upon such termination, Landlord and Tenant shall be released from all obligations and liabilities under the Lease with respect to the Damaged Property, with the exception of those liabilities which, pursuant to the terms of the Lease, accrued prior to the termination date and survive termination or expiration of the Lease. Notwithstanding any termination of this Lease with respect to the Damaged Property, this Lease shall continue in full force and effect with respect to the remaining Premises; provided, however, Base Monthly Rent shall be adjusted by the Individual Store Rent allocated to the Damaged Property pursuant to Exhibit “A” as adjusted over time by Exhibit “H”.
14.2     Intentionally Omitted.
15.    CONDEMNATION
15.1    General Division of Claims.
In the event of any acquisition by eminent domain (or by any conveyance in lieu of or under threat of eminent domain) (a “Taking”) by any entity with the power of eminent domain (“the Condemning Authority”), except as specifically set forth herein all compensation arising from or relating to the Taking, including, but not limited to, direct damages, severance damages and consequential damages (“Compensation”), shall be the sole and exclusive property of Landlord. Provided that there is no reduction in the Compensation paid to Landlord, in the event of a Taking, Tenant shall be entitled to recover directly from the Condemning Authority: (a) any
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    22

relocation assistance, services and benefits under state or federal law, (b) payment for any Trade Fixtures owned by the Tenant, (c) payment for Tenant’s Personal Property, (d) payment for Tenant’s business damages, and (e) Temporary Taking Compensation (as defined below) (collectively, “Tenant’s Reserved Claims”).
15.2    Termination of Condemned Site Because of Taking.
In the event of any permanent Taking of the entirety of a Site or a material and significant portion of the land and/or building comprising the Site (such Site, a “Condemned Site”) that renders such Site unusable for Tenant’s Use (“Permanent Material Taking”), Tenant shall have the right (but not the obligation) to terminate this Lease as to the Condemned Site (only). In the event Tenant desires to exercise its option to terminate this Lease as to the Condemned Site as provided for in this paragraph, Tenant shall provide written notice to Landlord on or before the later to occur of (i) thirty (30) days following the date upon which Tenant receives written notice from Landlord of a Permanent Material Taking, or (ii) the Termination Date noted below. In the event this Lease as to the Condemned Site is terminated as provided in this section, the effective date of the termination (“Termination Date”) shall be the earlier of (i) the date upon which title vests with the Condemning Authority, or (ii) the date upon which transfer of possession (or grant of possessory rights) occurs for all or any portion of the Condemned Site by or in favor of the Condemning Authority, whether by judicial order, consensual surrender by Landlord following threat of condemnation, or by consensual agreement. In the event of such termination, (v) Landlord and Tenant shall be released from all obligations and liabilities under this Lease with respect to such Condemned Site, with the exception of those liabilities which, pursuant to the terms of this Lease, accrued prior to the Termination Date and survive termination or expiration of this Lease with respect to such Condemned Site, (w) the Premises will no longer include the Condemned Site, (x) rent and charges with respect to the Condemned Site shall be prorated based upon the actual number of days in the period to be prorated, and within thirty (30) days following the termination and written demand for same, Landlord shall refund to Tenant any rent and Other Charges paid to Landlord in advance of the termination which are applicable to any period of time after termination, and Tenant shall pay to Landlord any Rent and Other Charges due and owing Landlord up to the date of termination, (y) Base Monthly Rent shall be adjusted by removing the Individual Store Rent allocated to the Condemned Site and (z) this Lease shall continue in full force and effect with respect to the remaining Premises.
15.3    Partial Taking Requiring Restoration.
In the event of a Taking in which termination of this Lease is not available to Tenant or in which Tenant chooses not to terminate this Lease as permitted above, this Lease shall continue and Tenant shall continue to perform and observe all terms and conditions required of Tenant under this Lease. There shall be no abatement in Base Monthly Rent or Other Charges payable by Tenant under this Lease. Tenant shall, at Tenant’s sole cost and expense (“Tenant’s Restoration Costs”), promptly repair the Premises in a first-class manner to a condition substantially similar to the condition existing prior to the Taking or Tenant’s current standard for similar properties; and once available Landlord shall make such condemnation award for such Taking available to Tenant for such restoration and repair or if such restoration and repair has
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    23

already been completed, Landlord shall use such condemnation award to reimburse Tenant the full cost of such restoration and repair promptly after Landlord’s receipt of such condemnation award. In addition to Tenant’s Reserved Claims, Tenant shall be entitled to recover from the Condemning Authority Tenant’s Restoration Costs, provided that there is no reduction in the Compensation paid to Landlord. In any event, Landlord shall have no obligation to pay for the cost of restoration, replacement and reconstruction in excess of any award to or Compensation received by Tenant and/or Landlord for such Taking. Moreover, in no event shall the Taking be considered a breach of quiet enjoyment or breach of this Lease by Landlord. This provision shall survive the expiration or earlier termination of the Lease.
15.4    Temporary Taking.
In the event of a Taking for temporary use (“Temporary Taking”), this Lease shall continue and Tenant shall continue to perform and observe all terms and conditions required of Tenant under this Lease. There shall be no abatement in Base Monthly Rent or Other Charges payable by Tenant under this Lease. The portion of any award or Compensation from the Condemning Authority for the Temporary Taking shall belong to the Tenant (“Temporary Taking Compensation”), provided that (i) there is no then uncured Event of Default; and (ii) such Temporary Taking occurs during the Term of the Lease. If any portion of the Temporary Taking occurs outside the Term of the Lease, then such Temporary Taking Compensation shall be prorated based on the amount of time that such Temporary Taking occurs in the Term of the Lease and outside the Term of the Lease. The amount of the Temporary Taking Compensation which relates to the Temporary Taking occurrence outside the Term of the Lease shall belong to the Landlord. Notwithstanding the foregoing, if there is an uncured Event of Default, then Landlord shall apply any portion of the Temporary Taking Compensation otherwise due Tenant against the costs of the Event of Default, and any remaining portion shall be paid to Tenant.
15.5    Defense of Claims.
Landlord, at Landlord’s sole cost and expense, shall have the exclusive authority and discretion to pursue, defend, assign and settle any Taking claims and to select counsel for the handling of such claims, excepting only Tenant’s Reserved Claims and Tenant’s Claims for Temporary Takings under Section 15.4; however, in no event shall Landlord’s costs relating to such handling be charged to Tenant hereunder.
15.6    Third-Party Beneficiary.
In no event is a Condemning Authority to be construed as a third-party beneficiary or as having any rights under this Section.
16.    ASSIGNMENT AND SUBLETTING
16.1    Tenant’s Right of Assignment and Subletting.
[***]
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    24

16.2    Landlord’s Option to Preserve Subtenancies.
[***]
16.3    Tenant’s Assignment of All Rent from Subletting as Security for Tenant’s Obligations.
[***]
16.4    Continuing Obligation of Tenant.
[***]
16.5    Landlord’s Right of Assignment.
[***]
16.6    REIT Protection.
[***]
17.    DEFAULT AND TERMINATION
17.1    Event of Default.
The occurrence of any of the following events (each an “Event of Default”) shall constitute a default by Tenant:
(a)    Failure by Tenant to pay Base Monthly Rent when due; provided, however, for two (2) times during any twelve (12) consecutive month period, if any payment of rent is not received when due, Landlord shall notify Tenant in writing (“Late Notice”), and Tenant shall have ten (10) days from the date of receipt of the Late Notice to make full payment of the rent. If the late rent is not paid within the ten (10) day period, or if any subsequent rent after receiving notice and the applicable 10 day cure period twice during that twelve (12) consecutive month period is not received when due after Landlord has delivered to Tenant the Late Notice as hereinabove required, then Tenant shall be in default of this Lease.
(b)    Failure by Tenant to pay Additional Rent as and when such Additional Rent becomes due, and such failure continues for thirty (30) days after written notice to Tenant reporting that such payment is past due;
(c)    Failure by Tenant to deliver to Landlord evidence of the existence and amounts of the insurance with endorsements and loss payable clauses as required pursuant to Article 13, if the failure is not cured within thirty (30) days after written notice has been given to Tenant;
(d)    A Transfer occurs in violation of this Lease and without Landlord’s consent;
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    25

(e)    Failure by Tenant to perform or comply with any provision of this Lease (other than as set forth in clauses (a), (b), (c) or (d) of this Section 17) if the failure is not cured within thirty (30) days after notice has been given to Tenant, or in the event of an Emergency (as hereinafter defined), within forty-eight (48) hours after notice has been given to Tenant. As used herein, the term “Emergency” shall mean a condition that gives rise to a good faith reasonable basis for Landlord to believe the integrity of the improvements situated on the Premises may be or may imminently be in peril or jeopardy if immediate action is not taken. If, however, the failure cannot reasonably be cured within the above cure period, Tenant shall not be in default of this Lease if Tenant commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure;
(f)    The abandonment or vacation of any Site by Tenant for a period of sixty (60) consecutive days and Tenant fails to comply with each other term and condition of this Lease with respect to such Site beyond any applicable notice and cure period; provided, however, that Tenant shall not be considered to have vacated or abandoned a Site if: (i) such Site is temporarily untenantable due to a casualty or condemnation; (ii) Tenant temporarily ceases operations at such Site for a period not to exceed one hundred eighty (180) consecutive days for an active repurposing or repositioning of the Tenant’s operations at such Site provided visual or physical evidence of such active repurposing is observed; or (iii) any period of time relating to a shutdown in compliance with Law or recommendations to shutdown from any governmental function or health authority, or events outside the reasonable control of Tenant (such as a pandemic); or
(g)    To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under any insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within sixty (60) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within sixty (60) days.
Any notice delivered pursuant to this Section 17.1 shall be in lieu of, and not in addition to, any similar or equivalent notice required by law. The acceptance by Landlord of a partial payment of rent or security deposit shall not constitute a waiver of any of Landlord’s rights, including Landlord’s right to terminate this Lease to recover possession of the Premises. Notwithstanding anything herein to the contrary, Landlord shall not be allowed to terminate this Lease with respect to any Site or dispossess Tenant of possession of any Site, unless there has been a Material Event of Default. A “Material Event of Default” shall mean that Tenant has failed to cure an Event of Default within the applicable notice and cure period and such failure continues for an additional ten (10) business days after Tenant’s receipt of a second notice from
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    26

Landlord noting that failure to cure may result in termination of the Lease or dispossession of the Premises.
17.2    Landlord’s Remedies.
Landlord shall have any one or more of the following remedies after the occurrence of an uncured Event of Default by Tenant. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law, in equity, or otherwise:
17.2.1    Terminate this Lease as to one or more or all of the Sites by giving written notice of termination to Tenant, in which event Tenant immediately shall surrender such Sites to Landlord. If Tenant fails to so surrender such Sites, then Landlord, without prejudice to any other remedy it has for possession of such Sites or arrearages in rent or other damages, may lawfully and peacefully re-enter and take possession of such Sites and expel or remove Tenant and any other person or entity occupying such Sites or any part thereof, without being liable for any damages.
17.2.2    No act by Landlord other than giving notice of termination to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of this Lease. Notwithstanding anything contained herein to the contrary, if Landlord elects to terminate this Lease as to one or more or all of the Premises, or to terminate Tenant’s right to possession of one or more or all of the Premises without terminating this Lease, or if Tenant’s right to possession to one or more or all of the Premises is otherwise terminated by operation of law, then Landlord may, to the extent not prohibited under applicable law, recover as damages from Tenant the following: (i) all applicable Base Monthly Rent and Additional Rent then due under this Lease through the date of termination; (ii) the applicable Base Monthly Rent due for the remainder of the Term in excess of the fair market rental value of the Premises for the remainder of the Term plus any and all Additional Rent (each discounted by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)); (iii) the cost of reletting the Premises, including the anticipated period of vacancy until the Premises can be re-let at its fair market rental value; and (iv) any other actual and documented out of pocket costs and expenses that Landlord may reasonably incur in connection with the Event of Default.
17.2.3    Landlord may lawfully and peacefully re-enter and take possession of one or more or all of the Premises without terminating this Lease and without being liable for any damages. Landlord may relet one or more or all of the Premises, or any part of them, to third parties, but has no obligation to do so. Landlord may relet the Premises on whatever terms and conditions Landlord, in its sole discretion, deems advisable. Reletting can be for a period shorter or longer than the remaining term of this Lease. Landlord’s action under this Subsection is not
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    27

considered an acceptance of Tenant’s surrender of the Premises unless Landlord so notifies Tenant in writing. Tenant shall be immediately liable to Landlord for all costs Landlord incurs in reletting the Premises, including brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting.
If Landlord elects to relet one or more or all of the Premises without terminating this Lease, any rent received will be applied to the account of Tenant, not to exceed Tenant’s total indebtedness to Landlord; no reletting by Landlord is considered to be for its own account unless Landlord has notified Tenant in writing that this Lease has been terminated. If Landlord elects to relet one or more or all of the Premises, rent that Landlord receives from reletting will be applied to the payment of: (i) first, all costs, including maintenance, incurred by Landlord in reletting; (ii) second, any indebtedness from Tenant to Landlord other than rent due from Tenant; and (iii) third, rent due and unpaid under this Lease. After deducting the payments referred to in this Subsection, any sum remaining from the rent Landlord receives from reletting will be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant will pay to Landlord, in addition to the remaining rent due, all costs, including maintenance, Landlord incurred in reletting which remain after applying the rent received from the reletting. Tenant shall have no right to or interest in the rent or other consideration received by Landlord from reletting to the extent it exceeds Tenant’s total indebtedness to Landlord.
17.2.4    Lawfully and peacefully re-enter one or more or all of the Premises without terminating this Lease and without being liable for any damages, and do whatever Tenant is obligated to do under the terms of this Lease. The actual and documented out of pocket expenses incurred by Landlord in effecting compliance with Tenant’s obligations under this Lease after notice and request for payment shall become due and payable to Landlord as Additional Rent.
17.2.5    In all events, Tenant is liable for all direct damages suffered by Landlord as a result of the occurrence of an Event of Default. If Tenant fails to pay Landlord in a prompt manner for the damages suffered after Landlord has sent written notice to Tenant for payment, Landlord may pursue a monetary recovery from Tenant. Included among these damages are all expenses incurred by Landlord in repossessing the Premises (including increased insurance premiums resulting from Tenant’s vacancy), all commercially reasonable expenses incurred by Landlord in reletting the Premises (including those incurred for advertisements, brokerage fees, repairs, remodeling, and replacements), all losses incurred by Landlord as a result of Tenant’s Event of Default (including any unamortized commissions paid in connection with this Lease). In addition, Tenant shall pay all expenses incurred by Landlord (including reasonable attorney’s fees) in
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    28

connection with; (i) the enforcement of Landlords’ rights under this Lease in any proceeding whether formal or informal relating to or arising under this Lease, as amended, any proceedings in connection with a petition for relief under the Bankruptcy Code filed by or against Tenant and whether or not the matter is settled before a judgment or order is entered; or (ii) any assumption by Tenant or assignment of this Lease to and by any assignee of Tenant whether pursuant to the Bankruptcy Code or otherwise.
17.2.6    Pursuit of any of the foregoing remedies does not constitute an irrevocable election of remedies nor preclude pursuit of any other remedy provided elsewhere in this Lease or by applicable law, and none is exclusive of another unless so provided in this Lease or by applicable law. Likewise, forbearance by Landlord to enforce one or more of the remedies available to it on an Event of Default does not constitute a waiver of that default or of the right to exercise that remedy later or of any rent, damages, or other amounts due to Landlord hereunder. Nothing herein shall be deemed to preclude Landlord from pursuing non-judgment collection and related activities (including skip-tracing and payment negotiations) to the extent permitted by applicable law, nor from placing derogatory information in a debtor's credit profile to the extent such information is based upon an Event of Default under this Lease and is otherwise materially accurate.
17.2.7    Whether or not Landlord elects to terminate this Lease or Tenant’s right to possession of the Premises on account of any default by Tenant, Landlord shall have all rights and remedies at law or in equity, including, but not limited to, the right to lawfully and peacefully re-enter the Premises and, to the maximum extent provided by law, Landlord shall have the right to terminate any and all subleases, licenses, concessions, or other consensual arrangements for possession entered into by Tenant and affecting the Premises or, in Landlord’s sole discretion, may succeed to Tenant’s interest in such subleases, licenses, concessions, or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions, or arrangements, Tenant shall have no further right to or interest in the rent or other consideration receivable thereunder as of the date of notice by Landlord of such election; provided same are used to offset any amounts due to Landlord from Tenant hereunder.
17.3    Late Charge; Default Interest.
If Tenant fails to pay when due any payment of rent or Other Charges which Tenant is obligated to pay to Landlord under this Lease, there shall be a late charge, immediately payable by Tenant as Additional Rent, in the amount of the lesser of six percent (6%) of each such obligation. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for accounting and administrative expenses incurred by Landlord. In addition to the foregoing, if any payment tendered by Tenant to Landlord is dishonored by the financial institution upon
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    29

which the payment is drawn (e.g., insufficient funds, uncollected funds, account closed, payment stopped, etc.), Tenant shall pay to Landlord the greater of Twenty Dollars ($20.00) or the actual service fee charged by Landlord’s financial institution in connection with such dishonored payment.
In addition to the late charge, any and all rent or Other Charges which Tenant is obligated to pay to Landlord under this Lease which are unpaid, shall bear interest from the date said payment was due until paid an interest rate (“Default Rate”) equal to the lesser of (i) the prime commercial rate being charged by the Bank of America N.A. in effect on the date due plus four percent (4%) per annum; or (ii) the maximum rate permitted by law, said interest to be payable by Tenant as Additional Rent. If Bank of America N.A. is no longer in existence, then another comparable bank or financial institution shall be substituted by Landlord. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for the loss of the use of funds.
Notwithstanding the foregoing, in the event Landlord shall have provided a Late Notice to Tenant in accordance with Section 17.1(a), Tenant shall not be obligated to pay the late charge and default interest otherwise due pursuant to this Section 17.3 unless ten (10) days shall have lapsed following Tenant's receipt of said notice and the delinquent amount(s) shall not have been paid.
17.4    Right of Landlord to Re-Enter.
In the event of any termination of this Lease or of Tenant’s possession of the Premises (without termination of this Lease), Landlord shall have the immediate right to enter upon and repossess one or more or all of the Premises, and any personal property of Tenant may be removed from the Premises and discarded and/or stored in any public warehouse at the risk and expense of Tenant.
17.5    Surrender of Premises.
No act or thing done by Landlord or any agent or employee of Landlord during the Term shall be deemed to constitute an acceptance by Landlord or a surrender of any or all of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to any of the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect any partial or full termination of this Lease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated properly. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.
17.6    Default by Landlord.
Landlord shall be in breach or default hereunder only if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    30

notice thereof to Landlord, and, if any Mortgage encumbers the Premises and Tenant has been notified of the address of the holder of such Mortgage, to the holder of such Mortgage. If, however, the failure cannot reasonably be cured within the thirty (30) day cure period, and Landlord or such holder commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure then Landlord shall not be in breach or default hereunder. Notices given under this Section 17.6 shall specify the alleged breach or failure and the applicable Lease provisions.
18.    RIGHT OF ENTRY
Landlord and Landlord’s authorized representatives shall have the right (but not the obligation) after reasonable advance written notice to Tenant (except in the event of an Emergency, when written notice is not required and notice may be given telephonically to Tenant by Landlord), to enter upon the Premises at all reasonable hours for the purpose of inspecting the Premises, addressing Events of Default, and for the purpose of exhibiting the Premises to prospective tenants, purchasers, or others; provided, however, that such entry on the Premises shall not unreasonably interfere with the business activities of Tenant on the Premises. Provided Tenant is not in default beyond any applicable notice and cure period, Landlord shall not exhibit any “for sale” or “for lease” signs on the Premises except during the last six (6) months of the Term. As used herein, the term “Emergency” shall mean a condition that gives rise to a reasonable basis for Landlord to believe the integrity of the improvements situated on the Premises may be or may imminently be in peril or jeopardy if immediate action is not taken.
19.    WAIVER OF BREACH
No waiver of any breach of any one or more of the terms, covenants, conditions, or agreements of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach of the same or any other provision of this Lease. Failure to insist upon the strict performance of any of the terms, conditions, covenants, and agreements of this Lease shall not constitute or be considered as a waiver or relinquishment of rights to subsequently enforce any default, term, condition, covenant, or agreement, which shall all continue in full force and effect. The rights and remedies of each party under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.
20.    NOTICES
Except in the case of an Emergency, all notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other (excluding Emergencies), shall be given or made only in writing in the English language and shall be deemed to have been duly given:
(i)    upon delivery, or if delivery is rejected when delivery was attempted, of U.S. Certified Mail, properly addressed, postage prepaid with return receipt requested; or
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    31

(ii)    upon delivery, or if delivery is rejected when delivery was attempted, when sent via overnight or express mail courier, properly addressed and postage prepaid; or
(iii)    when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given, or if delivery is rejected when delivery was attempted; or
(iv)    by email, and if so sent, (a) the subject line of the e-mail shall state “URGENT: NOTICE TO [LANDLORD] [TENANT]” (or substantially similar thereto) and (b) followed within one (1) business day by a copy sent by a method prescribed in (i), (ii) or (iii) above.
Notwithstanding the above-prescribed methods of delivery, actual receipt of written notice by a party designated below shall constitute notice given in accordance with this Lease on the date received, unless deemed earlier given pursuant to the foregoing methods of delivery. The proper address and e-mail to which notices, requests or demands may be given or made by either party shall be as set forth below, or to such other address or to such other person as any party shall designate in writing.  Such address or e-mail may be changed by written notice given to the other party in accordance with this Article.
If to Landlord:
MDC COAST HI 1, LLC
Attn: Legal Department
11995 El Camino Real
San Diego, CA 92130
Phone Number: (858) 284-5000
E-mail Address: notices@realtyincome.com

If to Tenant:
Par Hawaii, LLC
Attn: Keith Yoshida and Matt Vaughn
825 Town & Country Lane, Suite 1500
Houston, Texas 77024
Phone Number: (832) 916-3386
E-mail Address: MVaughn@parpacific.com; KYoshida@parpacific.com

With an electronic copy to :

Par Hawaii, LLC
Attn: Jeff Hollis
825 Town & Country Lane, Suite 1500
Houston, Texas 77024
Phone Number: (832) 916-3392
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    32

E-mail Address: jhollis@parpacific.com

Porter Hedges LLP
Attn: Kevan Richards
Phone Number: (713) 226-6722
E-mail Address: KRichards@porterhedges.com
21.    RELATIONSHIP OF THE PARTIES
This Lease shall not be deemed or construed by the parties, nor by any third party, as creating the relationship of (i) principal and agent, (ii) partnership, or (iii) joint venture between the parties. Neither the method of computation of rent nor any other provision of this Lease, nor any acts of the parties are other than in the relationship of Landlord and Tenant.
22.    SUBORDINATION, ATTORNMENT AND ESTOPPEL
22.1    Subordination and Non-Disturbance.
Subject to the provisions of this Section, this Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien and estate of any liens, trust deeds, and encumbrances that encumber all or any portion of the Premises (“Mortgages”), and all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Premises; provided, however, that this Lease shall not be subordinate to any Mortgage arising after the date of this Lease, or any renewal, extension, or replacement thereof, unless and until Landlord provides to Tenant for Tenant’s execution a subordination, non-disturbance and attornment agreement (“Non-Disturbance Agreement”) that has been executed by Landlord and the holder of such Mortgage and is substantially in the form of Exhibit “D”, attached hereto and incorporated hereby, in recordable form, as modified to reflect such commercially reasonable modifications and additional provisions as may be requested by Landlord’s lenders and reasonably acceptable to Tenant. Tenant shall, within ten (10) business days, following a request by Landlord and after receipt and, if needed, negotiation of any commercially reasonable modifications of the Non-Disturbance Agreement, execute and acknowledge any subordination agreement or other documents required to establish of record the priority of any such encumbrance over this Lease, so long as such agreement does not otherwise increase Tenant’s obligations or diminish Tenant’s rights hereunder.
22.2    Attornment.
In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant’s quiet possession shall not be disturbed if Tenant is not in default hereunder beyond any applicable notice and cure periods; (iii) Tenant shall attorn to and recognize the mortgagee or purchaser at foreclosure sale (“Successor Landlord”) as Tenant’s landlord for the remaining term of this Lease; and (iv) the Successor Landlord shall not be bound by (a) any payment of rent for more than one month in advance unless such payment is required herein by Landlord; (b) any amendment, modification,
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    33

or ending of this Lease without the Successor Landlord’s consent after the Successor Landlord’s name is given to Tenant, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord’s prior agreement or consent; and (c) any liability for any act or omission of a prior Landlord, provided Successor Landlord confirmed there was no liability with Tenant prior to the transfer; and (d) any provision of this Lease that requires the Landlord to make any improvements or other modifications to the Premises. At the request of the Successor Landlord, Tenant shall execute a new lease for the applicable Premises, setting forth all of the provisions of this Lease except that the term of the new lease shall be for the balance of the term of this Lease.
22.3    Tenant Estoppel Certificate.
Tenant shall execute and deliver to Landlord, within ten (10) business days after Landlord’s written request, an estoppel certificate or other statement to be furnished to any prospective purchaser of the Premises or any current or prospective holder of a Mortgage (“Estoppel Certificate”), substantially in the form of Exhibit “E,” attached hereto and incorporated hereby, as modified to reflect any commercially reasonable modifications and additional provisions as may be requested by any such purchaser or holder purchasers or lenders and reasonably acceptable to Tenant. Tenant shall also, upon request of Landlord, certify and agree for the benefit of any holder of a Mortgage that Tenant will not look to such holder: as being liable for any act or omission of Landlord; as being obligated to cure any defaults of Landlord under this Lease which occurred prior to the time Lender, its successors or assigns, acquired Landlord’s interest in the Premises by foreclosure or otherwise until after said party is given notice and opportunity to cure, as being bound by any payment of rent or Additional Rent by Tenant to Landlord for more than one (1) month in advance except as required by Landlord pursuant to this Lease; or as being bound by Landlord to any amendment or modification of this Lease without Lender’s written consent as long as Tenant had notice of Lender at the time the amendment or modification was entered into by the parties.
22.4    Landlord Estoppel Certificate.
Not more than two times per calendar year, Landlord shall execute and deliver to Tenant, within ten (10) business days after Tenant’s written request, a commercially reasonable estoppel certificate confirming Lease terms, the status thereunder and such other items reasonably requested by Tenant and reasonably acceptable to Landlord.
23.    TENANT’S FINANCIAL STATEMENTS
During the Term, Tenant shall provide Landlord with current financial statements as follows:
(i)    Within sixty (60) days of the end of the first three fiscal quarters and within one hundred twenty (120) days of the end of the fourth (4th) quarter, Tenant’s unaudited profit and loss statement together with a certification from Tenant’s Chief Financial Officer that such financial statements have been prepared in accordance with generally accepted accounting principles
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    34

and consistent with what Tenant provided to Landlord in the diligence data room in connection with entry into this Lease prior to entering into this Lease;
(ii)    Except to the extent publicly available, within one hundred twenty (120) days of the end of each fiscal year, Par Pacific Holdings, Inc. profit and loss statement, balance sheet, statement of changes in financial position, and notes to the financial statements as reviewed or audited by an independent certified public accountant or accounting firm; and
(iii)    Within one hundred twenty (120) days of the end of each fiscal year, Tenant’s unaudited detailed profit and loss statements for the retail sales operations located upon each of the Premises in separate statements for each Premises which statements shall include all “Gross Sales.” The term “Gross Sales” as used herein shall mean the gross amount received by Tenant, its subtenants, licensees, and/or concessionaires, in cash and in credit (regardless of whether payment is actually collected) or trade-ins from all sales of merchandise and services, and income from all other sources of business conducted on or in each of the Premises, but only to the extent Tenant is able to obtain such information from its subtenants, licensees and/or concessionaires.
In the event the Premises is subleased during the term, Tenant shall use good faith efforts to have such subtenant timely comply with the reporting obligations of Subsection (iii) above, but in no event shall subtenant’s failure to comply be a default hereunder.
Landlord acknowledges that the financial information (“Information”) provided by Tenant pursuant to this Article 23 is for Landlord’s informational purposes only. Subject to the terms and conditions contained herein, Landlord shall hold as confidential all Information and shall not release any Information to third parties without Tenant’s prior written consent, except (1) for, to the extent they have a need to know, Landlord’s directors, officers, employees, affiliates, attorneys, accountants, auditors, financial or legal consultants or advisors, others providing professional services, lenders, investors or prospective purchasers of Landlord or the Premises and such parties have entered into binding agreements to hold the Information as confidential, or (2) as may be required to comply with regulatory requirements (e.g., filings with the Securities and Exchange Commission), or pursuant to a court order requiring such release or as otherwise may be required by law or legal process based on the opinion of Landlord’s counsel. Landlord shall provide Tenant notice prior to any required disclosure of any part of the Information so that Tenant may seek a protective order or take other action to prevent such disclosure.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    35

24.    ATTORNEYS’ FEES
24.1    Recovery of Attorneys’ Fees and Costs of Suit.
Tenant shall reimburse Landlord, upon demand, for any reasonable actual and documented out of pocket costs or expenses incurred by Landlord in connection with any Event of Default under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include external legal fees and costs incurred for the negotiation of a settlement, enforcement of rights, or otherwise, and in the preparation and service of notices of default or breach and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Event of Default.
24.2    Attorney’s Fees.
If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action or appeal thereon, shall be entitled to reasonable and documented out of pocket attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursuant to decision or judgment. The term, “Prevailing Party” shall include a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all reasonable and documented out of pocket attorneys’ fees reasonably incurred.
24.3    Party to Litigation.
Tenant shall Indemnify Landlord against and from all reasonable costs and Claims incurred by Landlord if Landlord becomes or is made a party to any lawsuit, claim or action (i) instituted by Tenant (excluding any litigation between Landlord and Tenant), or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (iii) otherwise arising out of or resulting from any action or transaction of Tenant or such other person; or (iv) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any reasonable and documented out of pocket legal fees or costs incurred by Landlord in any such claim or action.
25.    CONSENT
Tenant shall pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with Tenant’s request for Landlord’s consent under Article 16, “Assignment and Subletting,” or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent (whether or not consent is ultimately given), which fees and costs shall not
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    36

exceed Two Thousand Dollars ($2,000) for each such request. Landlord shall have no liability for damages resulting from, nor may Tenant terminate this Lease as a result of, Landlord’s failure to give any consent, approval or instruction reserved to Landlord. Tenant’s sole remedy in any such event shall be an action for injunctive relief and all such costs of seeking such injunctive relief is recoverable from Landlord pursuant to this Lease. Except as noted herein, Landlord’s consent to any act, assignment or subletting shall not release Tenant from any liability under this Lease nor constitute an acknowledgment that no Event of Default or breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then-existing Event of Default or breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent.
26.    AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT
26.1    Full Power and Authority to Enter Lease.
The parties covenant and warrant that each has full power and authority to enter into this Lease. If Tenant is a corporation, trust, limited liability company, partnership or other entity all individuals executing this Lease on behalf of that entity represent that they are authorized to execute and deliver this Lease on behalf of that entity.
26.2    Quiet Enjoyment.
Landlord covenants and warrants that, so long as Tenant shall pay the rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall have and enjoy full, quiet, and peaceful possession of the Premises, and all rights and privileges incidental thereto during the Term, as against all persons claiming by, through, or under Landlord, subject to the provisions of this Lease and any Title Instruments. Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Article.
26.3    No Violation of Covenants and Restrictions.
Tenant leases the Premises subject to (i) all Title Instruments matters known to Tenant as of the Commencement Date and (ii) any state of facts (each of clauses (i) and (ii), “State of Facts”) which a current survey or physical inspection of the Premises might disclose, including onsite and off-site encroachments. Tenant shall not violate, permit a violation of, or cause Landlord to violate any zoning ordinance or Title Instruments. Tenant shall Indemnify Landlord (with counsel reasonably acceptable to Landlord) from and against any Claims incurred from such a violation or from any State of Facts.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    37

27.    HAZARDOUS MATERIAL
27.1    Environmental Compliance.
Tenant shall comply in all material respects with all Laws, including Environmental Laws, relating to the use, storage, transportation, dispensing, sale or Release of Hazardous Materials at the Premises. Without limiting the generality of the foregoing, Tenant shall comply with all Environmental Laws relating to the Storage Tank and Dispenser System in all material respects, its construction, operation, maintenance, calibration and alarm systems, and promptly shall implement any and all upgrade requirements promulgated by any government agency having jurisdiction at the earliest practicable time, but in no event, no later than any applicable deadline announced or promulgated by the government agency. Without limiting the generality of the foregoing, Tenant shall comply with all Environmental Laws relating to the Storage Tank and Dispenser System in all material respects, its construction, operation, maintenance, calibration and alarm systems, and promptly shall implement any and all upgrade requirements promulgated by any government agency having jurisdiction at the earliest practicable time, but in no event, no later than any applicable deadline announced or promulgated by the government agency, and provide all relevant information to Landlord, including, but not limited to, annual tank tightness tests for each Property no later than 30 days after such tests or on receipt of any instructions or notice from the applicable government agency. Tenant shall not Release, nor shall Tenant permit any employee, contractor, agent or invitee to Release, any Hazardous Materials, on or from the Premises land, surface water, groundwater, air, or the surrounding land, except as expressly permitted by law, including Environmental Laws, and approved in writing by Landlord in its sole discretion. Tenant shall provide Landlord with copies of all material, non-privileged reports, studies, complaints, claims, directives, citations, demands, inquiries, inspections, notifications, notices, notices of violation, or orders relating to Hazardous Materials at or emanating from or to the Premises, at any time, or to any alleged non-compliance with Environmental Laws at the Premises, reasonably promptly (and in no event later than thirty (30) days) after such documents are provided to or generated by Tenant. Tenant also shall promptly notify Landlord of any reportable Release of Hazardous Materials at, on, under or from the Premises and immediately shall abate and remove any such Releases as required under Section 27.2 below. All reporting, investigation and/or remediation requirements under any Environmental Law with respect to any and all Releases of Hazardous Materials from, at, on, from or near the Premises are the responsibility of Tenant except with respect to any Release caused by a Landlord Party. Tenant shall also be responsible for implementing and executing an asbestos management program in the event that asbestos containing materials are discovered at the Premises. Landlord hereby acknowledges that the Premises has been and will continue to be used as a convenience store and fuel center and hereby agrees that Tenant may have Hazardous Materials used in Tenant’s ordinary course of business on the Premises provided same are handled in compliance with all applicable Environmental Laws.
Excepting any Pollutants generated or Released by a Landlord Party, Pollutants shall be the responsibility of Tenant and Tenant shall be liable for and responsible for Pollutants, including at Tenant’s sole cost (i) permitting, reporting, assessment, testing, investigation, treatment, removal, remediation, transportation and disposal of such Pollutants as directed by any
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    38

governmental agency, as required by Environmental Laws; (ii) damages, costs, expenditures and claims for injury to persons, property, the Premises and surrounding air, land, soil vapor, surface water, and ground water resulting from such Pollutants; (iii) claims by any governmental agency or third party associated with injury to surrounding air, land, soil vapor, surface water and ground water or other damage resulting from such Pollutants; (iv) damages for injury to the buildings, fixtures, appurtenances, equipment and other personal property of Landlord to the extent caused by such Pollutants; (v) fines, costs, fees, assessments, taxes, demands, orders, directives or any other requirements imposed in any manner by any governmental agency asserting jurisdiction, or under any Environmental Laws with respect to such Pollutants; (vi) damages, costs and expenditures for injury to natural resources to the extent caused by such Pollutants as directed by any governmental agency or otherwise as required by applicable law, including Environmental Laws; (vii) compliance with Environmental Laws regarding the use, storage, transportation, release, disposal, dispensing or sale of Pollutants; and (viii) any other liability or obligation related to such Pollutants. While Landlord is not required to incur any costs, fees (including attorney, consultant and expert witness fees) or expenses for environmental compliance, testing, investigation, assessment, remediation or clean-up relating to Pollutants, should Landlord incur any such costs, fees or expenses relating to Pollutants at the Premises or surrounding lands or surface water or ground water relating to Tenant’s activities, Tenant shall promptly reimburse Landlord for its reasonable and documented costs, expenses and fees excepting any costs associated with Pollutants generated or Release by a Landlord Party.
27.2    Tenant’s Environmental Indemnification.
[***]
27.3    Identified Risks.
For purposes of clarification, as part of Tenant’s indemnification obligations pursuant to Section 27.2 above, Tenant hereby expressly agrees to Indemnify Landlord from and against any and all Claims arising from or relating to the Identified Risks (or any of them), including costs incurred in connection with any investigation or site conditions or any clean-up, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Pollutants present in the soil or ground water on or under the Premises, except to the extent generated or Released by a Landlord Party.
27.4    Tenant’s Notification Obligation.
Tenant shall promptly notify Landlord of any of the following: (i) any non-routine and material correspondence or communication from or directed to any governmental entity regarding the application of Environmental Laws to the Premises or Tenant’s operation of the Premises; (ii) any correspondence, communication or notifications as are required by either the Federal or State Emergency Planning and Community Right to Know Acts as a result of any reportable Release; (iii) any change in Tenant’s operations on the Premises that will change or has the potential to change Tenant’s obligations or liabilities under the Environmental Laws in any material respect; and (iv) any material Releases or suspected Releases of any and all Pollutants at, from or near the Premises, including without limitation, any automated warnings or
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    39

alarms of possible material leaks or spills in connection with the Storage Tank and Dispenser Systems.
27.5    Landlord’s Right of Entry.
In the event that Landlord has a good faith reasonable belief that Tenant has had a material Release, Landlord shall have the right to enter the Premises upon reasonable advance written notice to Tenant for the purpose of conducting an environmental audit or assessment, at Landlord’s cost, to assure that the Premises is in compliance with any applicable Environmental Laws and this Lease; provided, however, if such audit or assessment discloses that Tenant is not in material compliance with any Environmental Law or is not in compliance with this Lease in any material respect, then Tenant shall reimburse Landlord for the reasonable cost of such audit or assessment; and, provided, further, that such entry on the Premises shall not unreasonably interfere with the business activities of Tenant on the Premises.
27.6    Tenant’s Responsibility for Hazardous Materials.
Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Environmental Laws relating to Hazardous Material for which neither Landlord nor Tenant is responsible including the following: (i) Hazardous Material present in the soil or ground water on the Premises prior to the Commencement Date of this Lease; (ii) a change in Environmental Laws which relate to Hazardous Material which make Hazardous Material present on the Premises as of the Commencement Date, whether known or unknown to Landlord, a violation of such new Environmental Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to or under the Premises before or after the Commencement Date; and (iv) Hazardous Material present or under the Premises as a result of any discharge, dumping, or spilling (whether accidental or otherwise) on the Premises by other tenants of the Premises or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with Environmental Laws relating to Hazardous Material on the Premises for which Landlord is legally liable shall be the responsibility of Tenant and shall be paid by Tenant even if Tenant is not responsible for the presence of such Hazardous Materials; provided, however, that Tenant shall not have such responsibility with respect to Hazardous Materials generated or Released by a Landlord Party. To the extent any such expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance (procured by Tenant or third parties other than Landlord), or recovery from responsible third parties, or other action, Tenant shall be entitled to a reimbursement to the extent it has paid the maintenance expense to which such recovery or reimbursement relates. At the expiration of the Term or earlier termination of this Lease, Tenant shall completely remove from the Premises any and all Hazardous Materials brought onto the Premises by or for Tenant, or any third party (except Hazardous Materials which were deposited via underground migration from areas outside of the Premises) to a commercially reasonable non actionable level. For Hazardous Materials in soils or groundwater at the Premises, at the expiration of the Term or earlier termination of this Lease, Tenant shall remove Hazardous Materials as and to the extent necessary to comply with applicable Environmental Laws and
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    40

applicable regulatory cleanup standards except with respect to any Hazardous Materials generated or Released by a Landlord Party.
27.7    Resolution of Environmental Matters at Expiration or Termination of Tenancy.
27.7.1    Tenancy Close-Out Environmental Assessment and Report. Not later than thirty (30) days prior to the expiration of the tenancy, Tenant shall submit to Landlord a report of any environmental assessments pursuant to ASTM and/or prevailing industry standards, conducted by an independent, qualified and adequately insured consultant firm, to (1) identify and assess the presence of Hazardous Materials on, in, at, and, where information indicates migration of Hazardous Materials off site and it is practical to do so, off site of the Premises; (2) all records relating to the determination of the integrity and tightness of all Storage Tank and Dispenser System on the Premises; and (3) determine any needed remedial actions needed or pending regulatory obligations performance or resolution of which is required to comply with Environmental Laws or restore the Premises as set forth in Subsection 27.7.2 below. Tenant shall use commercially reasonable efforts to secure on behalf of Landlord the ability of Landlord to rely upon the report and be named as an additional insured under the consultant’s insurance policies. Tenant shall update and supplement such report as needed through the date of the end of the tenancy to reflect any change in conditions or new information pertaining to the methodology or findings of the report.
27.7.2    Remedial and Corrective Actions; Closure of Storage Tank and Dispenser Systems: Not later than the expiration of the Lease, or such longer time as is approved in writing by Landlord or by governmental authorities with the concurrent written consent of Landlord, Tenant shall provide Landlord with written evidence and assurances that, as of the date of the end of the tenancy, or as soon as reasonably practicable thereafter, the Premises and any Storage Tank and Dispenser System left at the Premises comply in all material respects with all environmental standards and Environmental Laws and, where applicable, any required regulatory closure standards have been achieved or, where reasonably available, closure documents obtained. If Landlord demands that any equipment or Storage Tank and Dispenser System be removed by Tenant, and Tenant fails to do so prior to the expiration of the Term, (a) Landlord shall, at Tenants sole cost and expense, be entitled to remove such equipment or Storage Tank and Dispenser System, (b) Tenant shall be deemed to be holding over in the Premises on the terms and conditions of Section 3.3 for the time period necessary for Landlord to complete the removal of the Storage Tank and Dispenser System, acting reasonably and in good faith, and (c) Tenant shall Indemnify Landlord from and against any Claims arising in connection therewith.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    41

27.8    Intentionally Omitted.
27.9    Storage Tank and Dispenser System.
Tenant is and shall remain the owner and operator of the Storage Tank and Dispenser System on the Premises. Tenant is solely responsible for the notification, reporting, recordkeeping, upgrades, spill and overfill protection, closure investigation, financial responsibility, and including, specifically, all required communications with the State of Hawaii Office of Environmental Quality Control or other applicable governmental agencies. For avoidance of doubt, as between Landlord and Tenant, from and after the Commencement Date and throughout the term of the Lease, Tenant is and shall remain and be responsible at its sole expense for addressing any and all responsibilities and obligations associated with the Storage Tank and Dispenser System on the Premises in conformance with all applicable laws. Landlord shall execute and provide to Tenant such forms and authorizations as are required by law or otherwise necessary to effectuate the terms of this Article 27. Nothing in this Article 27 shall diminish or reduce the obligations and undertakings of Tenant under this Agreement, including, without limitation, Articles 15 and 27.
27.10    Financial Assurance Requirements.
Should any financial assurance requirements pursuant to Environmental Laws be imposed on Tenant’s use of, or activities at, the Premises by a governmental authority, Tenant promptly and timely shall comply with those requirements as they take effect.
27.11    Survival.
Provisions of this Article 27 shall survive expiration or termination of tenancy.
28.    GENERAL PROVISIONS
28.1    Recitals.
The Recitals set forth on Page 1 above are incorporated herein by this reference.
28.2    Gender; Number.
The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context requires.
28.3    Captions.
Captions in this Lease are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Lease or any of its terms.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    42

28.4    Exhibits.
All attached exhibits are a part of this Lease and are incorporated in full by this reference. Except as specifically provided herein, if any provision contained in any exhibit hereto is inconsistent or in conflict with any provisions of this Lease, the provisions of this Lease shall supersede the provisions of such exhibit and shall be paramount and controlling.
28.5    Entire Agreement.
This Lease contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Lease.
28.6    Drafting.
This Lease shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.
28.7    Modification.
No modification, waiver, amendment, discharge, or change of this Lease shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.
28.8    Joint and Several Liability.
If any party consists of more than one person or entity, the liability of each such person or entity signing this Lease shall be joint and several.
28.9    Governing Law.
THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THHE STATE OF HAWAII (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
28.10    Enforceability.
Tenant warrants and represents that, to its knowledge, the terms of this Lease are fully enforceable in the localities in which the Premises are located. In the event any provision contained in this Lease is inconsistent or in conflict with local law, custom, or practice, the provisions of this Lease shall supersede and shall be paramount and controlling to the extent permissible under applicable law.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    43

28.11    Attorneys’ Fees.
With respect to Articles 24 and 25 and any other provision in this Lease providing for payment or indemnification of attorneys’ fees, such fees shall be deemed to include reasonable and documented out of pocket fees incurred through any applicable appeal process, but shall not include fees attributable to legal services provided by any in-house counsel and staff to the prevailing or indemnified party.
28.12    Time of Essence.
Time is of the essence of every provision of this Lease.
28.13    Severability.
In the event any term, covenant, condition, or provision of this Lease is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Lease.
28.14    Successors and Assigns.
Except as otherwise provided herein, all terms of this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.
28.15    Independent Covenants.
This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any offset of the rent or other amounts owing hereunder against Landlord; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Premises (of whose address Tenant has theretofore been notified) and an opportunity is granted to Landlord and such holder to correct such violation as provided above.
28.16    Information Provided.
Tenant warrants and represents that, to its knowledge, all information Tenant has provided to Landlord is materially accurate and correct.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    44

28.17    Limitation of Landlord’s Liability.
Notwithstanding anything contained in this Lease to be contrary, Landlord shall not incur any liability beyond Landlord’s interest in the Premises upon a breach of this Lease, and Tenant shall look exclusively to such interest in the Premises for the payment, discharge and satisfaction of any obligations or any liabilities imposed upon Landlord under this Lease, and Tenant shall not seek recourse against Landlord’s partners, members, directors, officers or shareholders, or any of their personal assets for such payment, discharge and satisfaction. In no event shall Landlord or Tenant be liable or responsible for consequential, special, indirect or punitive damages under this Lease. Landlord shall mean each owner from time to time of an owner’s estate and property in the Premises, and if such estate or the Premises is sold or transferred, the seller or transferor shall thereupon be relieved of all obligations and liabilities arising after such sale or transfer, and the purchaser or transferee shall be deemed to have assumed and agreed to perform and observe all obligations and liabilities hereunder arising after the sale or transfer.
28.18    Waiver of Trial by Jury.
Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage.
28.19    OFAC Compliance.
28.19.1    Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons Listed maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.A. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    45

with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.
28.19.2    Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Article are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease, and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant's compliance with the terms hereof.
28.19.3    Tenant hereby acknowledges and agrees that Tenant's inclusion on the List at any time prior to the expiration or earlier termination of this Lease shall constitute a material Event of Default under this Lease, and Landlord shall have the option, in its sole and absolute discretion, to terminate this Lease effective immediately. Notwithstanding anything to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall constitute a material Event of Default under this Lease.
28.19.4    Neither Landlord nor, to Landlord’s knowledge, any individual or entity owning directly or indirectly any interest in Landlord, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representations contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly-Traded Entity.
28.19.5    Landlord covenants and agrees: (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos economic sanctions, now or hereafter in effect; (b) to immediately notify the other party in writing if any of the representations, warranties or covenants set forth in this Section are no longer true or have been breached or if Landlord has a reasonable basis to believe that they may no longer be true or have been breached; (c) not to use funds from any “Prohibited Person” (as such term is defined in the OFAC Laws and Regulations) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Tenant to determine the other party’s compliance with the terms hereof.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    46

28.19.6    Landlord hereby acknowledges and agrees that Landlord’s inclusion on the List at any time prior to the expiration or earlier termination of the Lease shall constitute a material Event of Default under the Lease, and Tenant may terminate this Lease with notice.
28.19.7    "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Property, Landlord or Tenant.
28.19.8    "OFAC Laws and Regulations" means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations),and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.
28.19.9    "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.
28.19.10    "U.S. Publicly-Traded Entity" means an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an entity.
28.20    Characterization of Lease.
Landlord and Tenant intend that:
28.20.1    This Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    47

28.20.2    The business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.
28.21    No Lease Until Accepted.
Landlord’s delivery of unexecuted copies or drafts of this Lease is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Landlord nor in any way implies that Landlord is under any obligation to lease the Premises. When this Lease has been executed by both Landlord and Tenant, it shall constitute a binding agreement to lease the Premises upon the terms and conditions provided herein and Landlord and Tenant agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the lease of the Premises as contemplated herein.
28.22    Counterparts/Electronic Signatures
This Lease may be executed in multiple counterparts, and all counterparts shall together constitute one agreement binding upon all parties. This Lease may be executed through the use of electronic signature, which each party acknowledges is a lawful means of obtaining signatures in the United States. Each party agrees that its electronic signature on this Lease is the legal equivalent of its manual signature on this Lease. And has the same legal effect as original signatures.  Each party further agrees that its use of a keypad, mouse or other device to select an item, button, icon or similar act/action to electronically sign this Lease constitutes its signature ("E-Signature") of this Lease as if actually signed by such party in writing.  Each party also agrees that no certification authority or other third-party verification is necessary to validate its E-Signature and that the lack of such certification or third-party verification will not in any way affect the enforceability of its E-Signature on this Lease.
28.23    Security Measures
Tenant hereby acknowledges that the rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.
28.24    Statutory Provisions
The parties agree that the terms of this Lease shall govern with regard to all matters related thereto and hereby waive the provisions of any present or future statute to the extent that such statute is inconsistent with this Lease.
28.25    Force Majeure
The occurrence of any of the following events (whether foreseen or unforeseen) shall excuse such obligations of Landlord or Tenant as are thereby rendered impossible or reasonably
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    48

impracticable to perform for so long as such event continues: lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions regulations or controls; pandemics (including COVID-19); public health emergencies; eviction moratoria; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform (the foregoing events described in this Section 28.25 being herein called “Force Majeure Events”).  Notwithstanding the foregoing, the occurrence of any such Force Majeure Events shall not excuse, defer or delay any payment obligations of Tenant under this Lease unless Tenant is unable to make such payment timely due to such Force Majeure Events (i.e. Tenant’s banks are closed) and any such delay will be temporary until Tenant can make alternate payment arrangements, but in no event shall such events excuse payment hereunder, and in no event shall Tenant be entitled to terminate this Lease.
28.26    Termination with Respect to Fewer than All of the Sites
Wherever in this Lease the action of terminating this Lease with respect to any Site (or action of similar import) is discussed, such action shall mean the termination of Tenant’s rights in and to the portion of the Premises that contains such Site, and the exclusion of such portion of the Premises from the Premises. Notwithstanding anything in this Lease to the contrary, if this Lease is terminated with respect to any Site, such termination shall not affect the applicable Term of this Lease with respect to the balance of the Sites not so terminated, and this Lease shall continue in full force and effect with respect to each other such Sites, except that the total Base Monthly Rent payable hereunder shall be reduced in accordance with Section 4.2. Nothing in this Lease shall serve in any way (a) to limit Landlord’s ability, to terminate this Lease with respect to any or all of the Sites if an Event of Default shall have occurred under this Lease, regardless of whether such Event of Default emanated primarily from a single Site, or (b) in the event of a termination because of an Event of Default, to recover damages or otherwise exercise its remedies with respect to such Site(s) as provided. Following any such termination, the Parties shall execute an amendment to this Lease to memorialize such termination; provided, however the failure to do so will not affect the effectiveness of such termination.
28.27    Including
The term “including” shall mean “including without limitation”, and the term “includes” shall mean “includes without limitation”. The term “or” shall not be exclusive unless used in conjunction with the word “either.”
28.28    Right of First Refusal.
During the term of the Lease, while the original Tenant or any affiliate of Tenant (and not an unrelated third party assignee) is the tenant under the Lease, and providing there is no uncured Event of Default, Tenant shall have the right to purchase the Premises if Landlord receives a bona fide offer to purchase the Premises (i.e. all 22 Sites subject to this Lease in a bulk transaction) from an unrelated third party, provided such offer (“Offer”) would otherwise be accepted by Landlord but for Tenant’s right of first refusal. Landlord shall provide Tenant written notice of such Offer (including the material economic terms), and Tenant shall have five
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    49

(5) business days thereafter (“Notice Period”) within which to match the offer in writing (“Match the Offer”) by (a) notifying Landlord of Tenant's intention to purchase the Premises on the same terms and conditions as the Offer.  If Tenant does not Match the Offer within the Notice Period, it conclusively shall be presumed that Tenant has no interest in purchasing the Premises on the terms set forth in the Offer, the right of first refusal granted herein shall be deemed expired and null and void as to that Offer immediately upon the expiration of the Notice Period, and Landlord shall be free to sell the Premises to a third party on the terms and conditions of the Offer; provided, notwithstanding the foregoing, if the material economic terms, when considered collectively, of the Offer change in favor of the buyer by greater than five percent (5%) from the terms contained in the Offer originally presented to Tenant, the revised Offer terms shall be considered a new Offer subject to the right of first refusal set forth herein. This will be a continuing right of first refusal in favor of Tenant.
Notwithstanding anything to the contrary herein, the provisions of this Article shall not apply to (i) the grant of an easement, (ii) the sale, exchange or other transfer of the Premises to Landlord’s parent or such parent’s wholly owned subsidiary, affiliate or other related entity of Landlord, (iii) the securing of any financing or refinancing of the Premises or to effect any other transaction which is essentially a financing transaction, (iv) the sale, exchange or other transfer of the Premises in lieu of condemnation or other eminent domain proceedings, (v) the sale, exchange or other transfer of the Premises pursuant to a foreclosure proceeding, or to a lender unrelated to Landlord by deed in lieu of foreclosure under a mortgage loan or other similar transfer relating to a mortgage loan, or (vi) the sale, exchange or other transfer of the Premises in connection with a merger, sale or other transfer of Landlord or the sale of all or substantially all of the assets of Landlord.
28.29    Prompt Responses.
Notwithstanding anything herein to the contrary, each Party covenants to respond to the other Party any request for consent, approval or other such request no later than ten (10) days after receipt of such request. If such request is rejected, then such Party’s response shall contain a detailed explanation for such rejection.
28.30    Survival Limitation.
The obligations of the parties herein which are noted to survive the expiration or early termination of this Lease shall survive for a period of no more than four (4) years after the expiration or termination of this Lease.
28.31    Starbucks Lease Provisions.
[***]
28.32    Amended and Restated Lease
This Amended and Restated Master Land and Building Lease Agreement constitutes an amendment and restatement in its entirety of that certain Master Land and Building Agreement
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    50

dated February 23, 2021 and that certain Master Land and Building Lease Agreement Addendum dated February 23, 2021.
28.33    State Specific Matters
Without in any way limiting the governing law provisions set forth in Section 27.9 above, the provisions of Exhibit G attached thereto shall be deemed a part of and included within the terms and conditions of this Lease with respect to any Site located in a state and listed thereon, but only to the extent that the laws of such state are determined by a court of competent jurisdiction or an arbitral panel to be applicable to the leasing of such Site under this Lease or to any rights or remedies of Landlord hereunder or under applicable law.
28.34    Pending Condemnations
The Zoning Reports from Partner Engineering and Science, Inc. for the following properties describe the following pending condemnations (the “Pending Condemnations”):
Property #11 – 1607 Hougtailing St.: A 3 foot road widening along Houghtailing Street and a 30 foot line radius for road widening at the corner of Houghtailing Street and School Street.
Property #12 – 3608 Harding Ave.: A 3 foot road widening along Harding Avenue.
Property #13 – 87-890 Farrington Hwy: A 30 foot property line radius at the corner of Farrington and Hookele Street.
Property #14 – 66031 Kamehameha Hwy: 8 foot road widening along Haleiwa Rd and 20 feet along Kamehameha Hwy, and 30 foot property line radius at that corner.
Property #16 – 153 Oneawa St.: A 30 foot property line radius at the corner of Oneawa St. and Kawainui St.
Property #17 – 505 Kapahulu Ave.: A 30 foot property line radius at the corner of Kapahulu Ave. and Castle St.
Property #18 – 2105 King St.: A 30 foot property line radius at the corner of Williwilli St. and King St.
Notwithstanding anything contained in the Lease to the contrary, Tenant acknowledges and agrees that the condemning authority for each of the above-described Pending Condemnations (“Condemnor”), through its powers of eminent domain, if necessary, intends to acquire certain property interests in the Pending Condemnations described above. Notwithstanding any provisions of the Lease to the contrary, Tenant shall have no right to terminate the Lease as a result of the Pending Condemnations, and Tenant shall look solely to the Condemnor for any damages or losses sustained by Tenant as a result of the Pending Condemnations, as more particularly set forth in the Lease.
Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    51

THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY

Amended and Restated Master Lease - Par Petroleum - 22 Property
10978268v3    52

LANDLORD:	TENANT:

MDC COAST HI 1, LLC, a Delaware limited liability company	PAR HAWAII, LLC a Delaware limited liability company
By: /s/ Shannon Jensen	By: /s/ William Monteleone
Name: Shannon Jensen Title: SVP, Associate General Counsel and Secretary	Name: William Monteleone Title: Chief Financial Officer
Date: March 12, 2021	Date: March 12, 2021

Amended and Restated Master Lease - Par Petroleum - 22 Property

GUARANTOR’S CONSENT
The undersigned, Guarantor under that certain Guaranty of Master Land and Building Lease Agreement dated as of February 23, 2021 (“Guaranty”) entered into in connection with the above-referenced Master Lease, hereby consents to the terms of this Amended and Restated Master Land and Building Lease Agreement set forth above and acknowledges that the Guaranty shall continue to apply to the full performance of each and all of the terms, covenants and conditions of the Lease, as so amended and restated, to be kept and performed by Tenant under the Lease, as so amended and restated.
GUARANTOR:

PAR PETROLEUM, LLC,
a Delaware limited liability company

By: /s/ William Monteleone
Name:    William Monteleone
Title:    Chief Financial Officer

Date: March 12, 2021

Amended and Restated Master Lease - Par Petroleum - 22 Property